Exhibit 10.8

JOINT  VENTURE AGREEMENT

This JOINT VENTURE AGREEMENT (this "Agreement") dated April 17, 2011 is entered into by and among:

1.  Canaan Mining Ca., Ltd., a limited liability company organized under the laws of Hong Kong (the "Canaan");

2.   Geo IS Tech Group - under the laws of USA (the "Geotech"); and

3.   Luis  Adolfo Barbosa Cordova an individual holding Mexico Passport ("Luis").

RECITALS:

WHEREAS,  the parties have completed preliminary geological studies and made a Decision to Mine and intend to produce Products from the Mining Area;

WHEREAS,  the Joint Venturers have agreed to enter into this agreement in place of the Contract of Mercantile Association in Participation to undertake the Development and Mining of the Deposit and the Treatment of the Products on the terms and conditions set out in this agreement;

WHEREAS,  Canaan has agreed to name Jamison K. Wong as the first manager of the Joint Venture in accordance with this agreement; and

WHEREAS,  the parties hereto intend to further set forth their right obligations with respect to the Joint Venture.

AGREEMENT:

  NOW THEREFORE,   in consideration of the mutual representations, warranties, and covenants contained herein and for other good and valuable consideration (the sufficiency of which is hereby acknowledged) and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.
DEFINITIONS AND INTERPRETATIONS

1.1      Definitions. Unless the context otherwise requires, the following expressions have the respective meanings in this agreement (including the Recitals):

Abandon   means  to intentionaJly  and permanently  give up, surrender,  leave and relinquish  all, substantially  all, or a severable  part, of the Joint  Venture Activities  or Joint Venture  Property,  and Abandonment     has the equivalent  meaning.

Accounting   Procedure    means  the accounting  procedure  set out in Schedule  3. Agreed  Interest   Rate  means  the rate of interest  which is the average  coupon  rate for the 30- Year U.S. Treasury  Bonds  plus 2 percent  calculated  on a daily basis and compounded   with monthly  rests.

Approved   Program   and  Budget  means a Program  and budget  relating  to Joint Venture  Activities  for a particular  period,  which has been approved  or deemed  to have been approved  by the Management   Committee.

TSX  means  Toronto  Stock Exchange.

Auditor   means  a registered  company  auditor  under the Federal  Law appointed  by the Management   Committee  at the cost of the Joint Venture  to conduct  an audit each Year of the accounts  of the Joint  Venture.

Authorization     is any consent,  authorization,   registration,  filing, lodgement, notification,  agreement,  certificate,  commission,  lease,  license,  permit, approval  or exemption  from, by or with an Authority  (including  the Tenements).

Authorized    Officer  means the person nominated  by a party in its Particulars,  or any person replacing  the nominated  person as its authorized  officer by notice  given in accordance  with this agreement.

Authority    is any government  department,  local government  council,  government or statutory  authority  or any other party under a Law which has a right to impose  a requirement  or whose consent  is required  with respect to Joint  Venture  Activities.

Breach  Default   Event  is the happening  of an Insolvency  Event  in relation  to a Joint  Venturer  or a Joint  Venturer  committing  a material  breach  of any of its material obligations  under this agreement  (other than an Unpaid  Monies Default  Event),  including where an Encumbrance  (other  than an Encumbrance  approved  by the Joint Venturers under this agreement)  is created  over or attached  to the Joint  Venture  Interest  of a Joint Venturer.

CalJed  Sum  means  the Percentage   Share of funds required  to be paid by a Joint

Venturer  in accordance  with this agreement  to finance  Joint  Venture Expenditure.

Capital   Works   means capital  works and services,  either associated  with a Development   described  in a Feasibility  Studyor  to further  support,  expand,  suspend, Rehabilitate  or Abandon  Mining  and Treatment,  as approved  by the Management Committee.

Change   of Control   means,  in relation  to a Joint  Venturer,  that it ceases to be a Subsidiary  (as defined  in the Federal Law on Commercial Companies of Mexico) of its Ultimate Holding Company, except where the shares of that Joint Venturer or any of its holding companies are or become listed by TSX or other recognised stock exchange and such Joint Venturer ceases to be a Subsidiary of its Ultimate Holding Company by reason of the allotment or transfer of, or any other dealing in, those shares.

Commencement  Date means the date on which the last of the Conditions Precedent have been satisfied or waived in accordance with this agreement or, if there are no Conditions Precedent, then the date of this agreement

Conditions Precedent  means the conditions set out in Schedule 1, which are required to be satisfied or waived for this agreement to be effective.

Cross Charge  means a deed of cross charge in substantially the same form as the pro forma deed of cross charge set out in Schedule 4.

Decision to Mine means a decision made by the Management Committee to proceed to Development and Mining of a Deposit located within the Tenements.

Deed of Covenant  means a deed of covenant in substantially the same form as the pro forma permitted chargee's deed of covenant set out in Schedule 5.

Deemed Sale Offer means an offer required to be made under this agreement by a Joint Venturer to sell all of its Joint Venture Interest to the other Joint Venturers, free from Encumbrances, at a Transfer Price.

Default Event means a Breach Default Event or an Unpaid Monies Default Event

Defaulting Joint Venturer  means a Joint Venturer which has committed a breach of this agreement, whether as an Unpaid Monies Default Event or a Breach Default Event or to which (or to a Related Body Corporate of which) a Breach Default Event relates, which breach has not been remedied by the Joint Venturer.

Deposit means a body of Ore located within the Tenements which has been the subject of a Feasibility Studyand which the Joint Venturers have determined is economically feasible to be subject to Development, Mining, Treatment, Rehabilitation and Mine Closure.

Development means the construction, supply, completion and commissioning of a commercial Mining and Treatment operation for extraction and processing of Products, including the construction or supply of Mining Plant and a Treatment Plant, an Ore pad and associated crushing systems, separators, conveyors, stockpiles, loading systems, utilities, vehicles, offices, workshops, and all other facilities, systems, plant, equipment and personnel required for the safe and efficient development, operation and rehabilitation of the Mine in accordance with the Mine Plans, but does not include Mining or Treatment

Due Date means  the date on which a payment  is due under this agreement.

Emergency    means a situation  involving  actual or reasonably  apprehended substantial  damage  to or loss of Joint  Venture Property  or Joint  Venture  Activities  or serious  injury to persons  or loss of Life.

Encumbrance   means any mortgage,  pledge,  lien, charge,  title retention arrangement,   trust or power, or other  form of security  or interest  having effect  as a security  for the payment  of any monetary  obligation  or the observance  of any other obligation  whether existing  or agreed  to be granted or created.

Expert   means a person  independent  of the parties  who is suitably qualified  and capable  of making an expert  determination   under this agreement.

Exploration  means searching  for, discovery  and delineation  of commercial  Ore deposits  in the Mining  Area and the evaluation  of such deposits,  including  prospecting, surface  mapping,  sampling,  aerial  mapping  and reconnaissance,   drilling,  trenching  and related  field work, geophysical  and geochemical  testing,  core sampling,  assaying, exploration  declines,  test mining, analysis  and evaluation  of activities  undertaken  and resuJts obtained,  conducting  preliminary  feasibility  studies,  preparing  feasibility  study reports, and planning,  supervising  and administrating   all activities  undertaken,  but does not include  Development,   Mining or Treatment.

Feasibility  Study means  a technical  report commissioned   to determine  if Development   and Mining  should be carried out on the Joint  Venture Property  or any portion  thereof,  which  report will be prepared  by or on behalf  of the Manager,  based upon the results ofExpJoration   and the Pre-Feasibility   Study performed  prior to the  date of such report. All cost estimates  in the Feasibility  Study should be at a precision  level of plus or minus  10%.

  The Feasibility  Study should address,  among other things, the following  matters:

(a) the general  results of the Pre-Feasibility   Study and other Exploration, including:

(i) an analysis  of a proposal  for waste treatment  and handling;

(ii) a detailed  analysis of estimated  recoverable  reserves  and the estimated mineral  composition  and content  thereof;

   (iii) a general  conceptual  analysis  of the permitting  and environmental liability  implications  of the proposal;

(iv) appropriate   metallurgical  tests to project  the efficiency  of proposed extraction,  recovery  and, if applicable,  processing  techniques;  and

(v) such other analyses  deemed  appropriate  by the Manager;

(b) a reasonable  estimate  of the cost of Developrnent  Work and the start-up  of Production  and Decommissioning   including,  if proposed,  the cost of a mill and other  processing  and ancillary  facilities,  which estimate  must include:

(i) a reasonable  estimate  of material  expenditures   required  to purchase, construct,  and install all material  machinery,  equipment  and other facilities  and infrastructure  (including  contingencies)   required  to begin commercial  Mining;

(ii) reasonable  estimates  of material  expenditures   required to perform all other  related  work required  to begin commercial  Mining;

(iii) a projected  schedule  of the timing of the estimated  material  capital requirements  to begin commercial  Mining; and

(iv) a reasonable  estimate  of Mine  Closure  and Abandonment   expenses.

(c) a reasonable  estimate  of the annual  operating  expenditures  required  for the first year of commercial  Mining,  and for subsequent  years of commercial Mining,  including  estimates  of annual Products,  administrative,   operating, and maintenance  expenditures,   taxes (other than income  taxes), working capital  funding  requirements,   royalties,  material  equipment  leasing or material  supply contract  expenditures,  expansion  or modification  capitaJ requirements,   work commitments,   and all other anticipated  material  costs of Mining operations;

(d) a review of the nature, extent, and rated capacity  of the mining equipment  and a proposed  Products  production  schedule;

(e) such financial  information  and technical  standards  as are sufficient  to enable major financial  institutional  lenders  experienced  in mining  financings  to make a decision  whether  to provide  financing  for Development;

(f) confirmation   that the Mining Tenements  are sufficient  and remaining  in good standing;

    (g) a detailed  environmental   management  plan which  identifies  and quantifies  all material  issues relating  to environmental   issues in relation  to the Joint Venture  including  the impact of such issues on the Joint Venture;

(h) a project  execution  plan in sufficient  detail so as to be able to proceed  into engineering  procurement  and construction  management  in relation  to the Joint Venture;

(i) an assessment  of material  risks associated  with any of the foregoing including,  where applicable,  any factors to mitigating  such risks; and

  (j) such other information as the Manager deems appropriate for the purpose of making its own internal determination with respect to proceeding to a development decision.

Federal  Law means the Federal Law on Commercial Companies of Mexico.

Good Mexican Mining Practice  means recognized mining methods, procedures and practices, together with the exercise of that degree of skill, diligence, prudence and foresight that reasonably would be expected from an experienced and competent contractor in Mexico under conditions comparable to those applicable to the relevant activity in the light of known facts, or facts which should reasonably have been known at the time, and consistent with applicable Laws and Authorizations and having regard to the need for:

(a) suitable and experienced personnel and adequate materials;

(b) ongoing monitoring and testing of plant and equipment performance, safe operating procedures and appropriate maintenance procedures;

(c) the observance of relevant Mexican and international standards; and

(d) in the case of design, engineering and construction, internationally accepted design, engineering and construction practices that reasonably would be expected from recognized designers, engineers and constructors of comparable plant, equipment and facilities in Mexico.

Gross Negligence means such wanton and reckless conduct as constitutes an utter disregard for the harmful, foreseeable and avoidable consequences, which result from that conduct.

Initial Capital  Contribution  means the funds or assets required to be contributed by a Joint Venturer, on or prior to the commencement date as set out in Schedule 1.

Insolvency Event means the happening of any of the following events in relation to a body corporate:

(a)  it is unable to pay all its debts as and when they become due and payable or it has failed to comply with a statutory demand as provided in the Federal Law;

(b)  a resolution is validly passed to wind up the body corporate voluntarily or to appoint an administrator;

(c)  it, or any other person, makes an application to a court for its winding up, being an application that is not stayed, withdrawn or dismissed within 7 days;

(d) an order is made for it to be wound up;

(e)  the appointment   ofa  controller  as defined  in the Federal  Law of any of its assets;

(f)  it proposes  to enter into or enters  into any form of arrangement   (formal  or informal)  with its creditors  or any of them, including  a deed of company arrangement;   or

(g)  it becomes  an insolvent  under administration   as defined  in the Federal  Law.

Joint  Venture   means the unincorporated  joint  venture established  by and under this agreement  to be known by the name set out in the Particulars.

Joint  Venture   Accounts   means  the accounts  denominated   in US Dollars  or Mexican  currency  on an accrual  basis maintained  by the Manager  on behalf  of the Joint Venturers  in accordance  with this agreement,  including  the Accounting  Procedure,  and containing  a record of all charges  and credits that are attributable  to the Joint  Venture consistent  with standard  accounting  procedures,  expenditure  classifications   and reporting formats  as accepted  by the Management   Committee.

Joint  Venture   Activities   means all Exploration,  Development,   Mining, Treatment,   Rehabilitation  and Mine  Closure  activities  involved  in the acquisition,  use, development,   operation  and maintenance  of Joint Venture  Property  and all other activities, undertakings,   and operations  undertaken  by the Joint Venturers  pursuant  to this agreement,  but does not include the marketing  or sale of Products.

Joint  Venture   Asset  Register   means  the register of assets owned by the Joint Venturers  and maintained  by the Manager  for the purposes  of the Joint  Venture.

Joint  Venture   Expenditure    means all costs reasonably  and properly  incurred  by the Manager,  in accordance  with the Accounting  Procedure,  on behalf  of the Joint Venturers  in connection  with Joint Venture  Activities  pursuant  to an Approved  Program and Budget  or incurred  in an Emergency  or as a permitted  cost overrun  or otherwise approved  by the Management   Committee,  and includes all the items which may be charged  to the Joint Venture  Accounts  as set out in the Accounting  Procedure.

Joint  Venture   Intellectual    Property   means all business  names,  trademarks, copyright,  patents,  patent  applications,. discoveries,. inventions,  and similar  rights developed  by the Manager  pursuant  to an Approved  Program  and Budget  in the course  of Joint Venture  Activities.

Joint  Venture   Interest   means  the following  rights, liabilities  and obligations  of a Joint Venturer  determined  under this agreement:

(a) the obligation,  subject to the terms of this agreement,  to contribute  its Percentage   Share of all Joint  Venture Expenditure;

(b) the ownership  of and the right to receive  in kind and to dispose  of for its own account  its Percentage  Share of Products  produced  under this agreement;

(c) the beneficial ownership as a tenant in cornmon of an undivided share in its Percentage Share of Joint Venture Property; and

(d) all other rights, liabilities and obligations accruing to or incurred by the Joint Venturers in or arising out of this agreement in its Percentage Share.

Joint Venture  Property  means all rights, titles, interest, claims, benefits and all other property of whatever kind, real or personal, from time to time owned by any Joint Venturer for the purposes of the Joint Venture, and includes the Tenements, Joint Venture Account, Mining Plant, Treatment Plant, Joint Venture Intellectual Property and all items listed in the Joint Venture Asset Register.

Joint Venturer  means a party which holds a Joint Venture Interest, but does not include a party in its capacity as Manager.

Law means Federal and State legislation including regulations, by-laws, and other subordinate legislation, the requirements and guidelines of any Authority, including the Listing Rules, with which a party is legally required to comply, and cornmon law and equity.

Listing Rules means the TSX Listing Rules or, to the extent that a party or its Related Body Corporate is bound thereby, the listing rules of another recognized stock exchange.

Majority  Vote means a resolution voted in favor by representatives entitled to vote and be present at the meeting that satisfies the Passmark, excluding for this purpose the votes held by a Defaulting Joint Venturer.

Management  Committee  means the committee of representatives of the Joint Venturers established under this agreement to supervise the management of the Joint Venture.

Management  Fee means the remuneration payable by the Joint Venturers to the Manager under this agreement as set out in Schedule I.

Manager  means the person or entity named as Manager in Schedule I or such other person or entity as may be engaged or appointed by the Management Committee as Manager from time to time under this agreement.

Mine is the mine, the name and place of which is set out in Schedule I, for the Mining and Treatment of Products that the Joint Venturers have decided to develop and operate in the Mining Area, and any other mine the Joint Venturers decide to develop in any part of the Mining Area.

Mine Closure means all or any action or conduct by the Manager for the purpose of suspending or Abandoning all, or a severable part of, the Joint Venture Activities or Joint Venture Property under this agreement whether by way of demolition, removal, destruction, conversion, placement on permanent care and maintenance or other basis, or any similar  action or conduct,  and all other action or conduct  as the Manager  considers necessary  to comply  with all applicable  Laws" the requirements   of an Authority  or Good Mexican  Mining  Practice  in relation to such Mine Closure.

Mine Closure  Obligations  means the obligations of the Joint Venturers under the Mining Act, all Tenements and Authorizations, and all applicable statutory and contractual obligations on and following Mine Closure.

Mine Plans  means the long term life of mine plan, and shorter term mining plans of various terms, as amended from time to time, which describe the sequencing of mining Ore, overburden and waste from the Mine, and which incorporate the key parameters for mining, including mining sequence plans, landform designs, access and haulage roads, and which provide schedules for the volumes of Ore, overburden and waste to be mined, stored, processed or disposed of, and the production of Products within the range and periods required by the Management Committee from time to time.

Minimum  Interest    means the Percentage Share of Joint Venture Interest specified in Schedule 1.

Mining  means all operations associated with the extraction of Ore from the Mining Area, and haulage and delivery to the Treatment Plant, including pre-stripping, and the removal and disposal of overburden and waste, but does not include Exploration, Development, Treatment, Rehabilitation or Mine Closure.

Mining  Act means the mining legislation described in Schedule 1.

Mining  Area  means the whole of the area within the Tenements set out in Schedule 2 depicted on the plan annexed as Exhibit A, and any other additional Tenements or areas of land applied for or acquired for the purposes of this agreement.

Mining  Information  means all information, data and records relating to the Tenements and Joint Venture Activities including all surveys, maps, aerial photographs, electronically stored data, sketches, drawings, memoranda, drill cores, logs of those drill cores, geophysical, geological or drill maps, sampling and assay reports and notes.

Mining  Plant   means all Capital Works, plant, equipment, machinery, facilities and other infrastructure required to carry out Mining operations.

Nominated  State  is the State or Territory of Mexico set out in Schedule 1.

Non-Defaulting   Joint   Venturer    means a Joint Venturer which is not a Defaulting Joint Venturer and is not a Related Body Corporate of a Defaulting Joint Venturer.

Ore  means any mineral or mixture of minerals of intrinsic economic interest located in or on the Earth's crust at a concentration above background level.

Particulars    means  the particulars  of a party and the Joint Venture  given on page 1 of this agreement,  or any particular  amended  by the party by notice  given  in accordance with this agreement.

Passmark    means  the requirements  needed  to be satisfied  as set out in Schedule  I to pass a resolution  of the Management  Committee  by a Majority  Vote.

Paying  Joint  Venturer   means a Joint  Venturer,  not being a Defaulting  Joint Venturer,  which  makes a payment  of Unpaid  Monies on behalf  of Defaulting  Joint Venturer  in order to remedy an Unpaid  Monies  Default  Event.

Percentage    Share  means the percentage  Joint  Venture  Interest  which a Joint Venturer  has in the Joint Venture  in accordance  with this agreement

Products   mean al1 mineral  or metal1ic Ores, concentrates,   metals and other mineralized  products  described  in Schedule  1, and any other mineral  resources,  processed, smelted  or refined  from Ores extracted  from the Mining Area under this agreement  which are capable  of being  sold.

Proposed   Program    and  Budget  means a work Program  and budget  for a given Year, or other  relevant  period,  in relation  to the conduct  of Joint  Venture Activities proposed  in accordance  with this agreement

Rehabilitation    means  all undertakings,  works and efforts  for the reclamation,  re vegetation,  decontamination   and cleaning  up of the Mining Area and Joint  Venture Property  associated  with, or preparing  for, the suspension  or final physical  shutdown  of al1 or part of Mining or Treatment,  or as otherwise  determined  by the Management Committee,  in a safe and workmanlike  manner  including,  without  limitation,  the payment of al1 Shutdown  Costs  in accordance  with al1 applicable  Laws, and Authorizations granted  to the Joint  Venturers,  including  al1 applicable  rehabilitation  objectives, indicators,  compliance  criteria,  and "Rehabilitate"   has an equivalent  meaning.

Rehabilitation     Fund  means the fund or other  investments,  sureties  or securities established  by the Manager  on the Commencement   Date, or such other date approved  by the Management   Committee,  for the purpose of satisfying  the Rehabilitation   Obligations.

Rehabilitation     Obligations   means the obligations  of the Joint  Venturers  under the Act, all Tenements  and Authorizations,   and aJl applicable  statutory  and contractual obligations  relating to Rehabilitation   during and following  completion  of Joint  Venture Activities.

Related   Body  Corporate    means a related  body corporate  as defined  in the Federal  Law.

Shutdown   Costs  means  all costs associated  with shutting  down or suspending Joint  Venture  Activities  within the Mining  Area including  the costs associated  with satisfaction  of Rehabilitation  Obligations  and Mine  Closure  Obligations,  and any redundancy  or termination   benefits  or payments  to any consultant  or contractor  or employee  who is engaged  by the Manager  in the conduct  of Joint  Venture  Activities,  but only to the extent of the period for which an employee  was engaged  in Joint  Venture Activities.

Tenement   means a mining tenement  listed in Schedule  2 and includes  any lease, license, claim or permit  issued or to be issued under the Mining  Act to the Joint Venturers  for the purposes  of the Joint  Venture  which confers  or may confer  a right to prospect,  explore  for or mine any mineral  in the Mining Area, or which  may facilitate  the enjoyment  of such right, and includes  any application  for, and any extension,  renewal, conversion  or substitution  of, any of those  tenements.

Third   Party   means a person  not a party, or the Related  Body Corporate  of a party, to this agreement.

Transfer    Price  means a fair market  price for a Joint  Venture  Interest as at the date of a Deemed  Sale Offer  on terms and conditions  to be negotiated  and agreed  in good faith by the Joint  Venturers  or, in defauJt of agreement,  as determined  by an Expert appointed  under this agreement,  less all amounts  due by the transferring  Joint Venturer  to the Manager  or the other Joint  Venturers  under this agreement,  including  interest,  and the amount  of all liability of the transferring  Joint  Venturer  to meet existing  Rehabilitation Obligations  and Mine  Closure  Obligations  as determined  by the Manager  as at the date of payment.

Treatment    means the processing,  smelting,  and refining  of Ore, overburden  and waste up to and including  producing  Products,  and includes  crushing,  weighing,  sampling, assaying,  refining,  treatment,  transportation,   handling,  storage,  loading  and delivery  of the Products,  but does not include  Mining or Development.

Treatment    Plant  means  all Capital  Works, buildings,  plant, facilities  and other infrastructure  established  for Treatment,  including  the Ore pad and associated  crushing systems,  conveyors,  stockpiles,  loading systems,  offices,  workshops  and recovery  areas.

Ultimate   Holding  Company   means an ultimate  holding  company  as defined  in the Federal  Law.

Unanimous   Vote  means a resolution  voted in favor by all representatives   entitled to vote and be present  at the meeting  in respect of the matters  set out in Schedule  1, excluding  for this purpose the votes held by a Defaulting  Joint  Venturer.

Unpaid   Monies  are monies due for payment  under this agreement,  and include monetary  compensation   and damages  payable  by a Defaulting  Joint  Venturer  which  is agreed,  awarded  or determined  following  an unremedied  Breach  Default  Event for so long as it is unpaid,  and interest and costs payable  or reimbursable   in accordance  with this agreement.

Unpaid  Monies  Default  Event  is the failure by a Joint Venturer  to pay Unpaid Monies  on or before  the Due Date.

Willful  Misconduct   means an act or omission  that is a reckless and intentional disregard  of:

(a)  any provision  of this agreement;

(b)  any Approved  Program  or Budget,  except  in the case of an Emergency;

(c)  any Law required  to be observed  in connection  with Joint Venture  Activities;

or

(d)  the terms or conditions  of a Tenement,

but does not include any error of judgment   or mistake made  by the Manager  or any  of its directors,  employees,  agents  or contractors  in the exercise,  in good faith, of any function,  authority  or discretion  conferred  upon the Manager.

Year  means a year commencing   on and including  the first day onul)l   and ending on and including  the following  thirtieth  day of   wh".

1.2       Interpretation.       Unless the context  otherwise  requires,  any noun or pronoun  utilized  in this Agreement  is deemed  to include the plural as well as the singular and to cover all genders.   Unless otherwise  specified,  references  to the word "including" shall be deemed  to be followed  by words "without  limitation,"  "but not limited  to" or words of similar  import as applicable.

SECTION  2.

CONDITIONS PRECEDENT

2.1        Coming     ioto    effect    of   agreement.      This   clause    2   and   clauses    I   (definitions),     15 (confidentiality),    20  (notices)   and   21  (ancillary)   come   into  effect immediately.  The  remainder  of this agreement  comes  into effect  on the Commencement Date.

2.2        Satisfaction   of Conditions    Precedent.

(a) Each  party must use all reasonable  endeavors  (other  than waiver)  at its cost to ensure  that the Conditions  Precedent  are satisfied  on conditions  acceptable  to it within the time set out in Schedule  1 (Approvals  Period).

(b) Each  party must keep each other  informed  of its progress  in obtaining satisfaction  of any Condition  Precedent  it is required  to obtain and any circumstance   that may result  in any of those conditions  not being satisfied  in accordance  with its terms.

(c) Each party must give the other parties  notice within 7 days after receiving  notice  of the conditions  whether  the conditions  for the satisfaction  of a Condition  Precedent  (if any) are acceptable,  or unacceptable,  to it.

2.3        Failure   to satisfy   Conditions    Precedent.    If all Conditions   Precedent  are not satisfied,  or otherwise  waived,  within  the Approvals  Period,  or if a party gives  notice to the  other  parties  within  the  Approvals   Period  that  the conditions   of satisfaction   of a Condition   Precedent   imposed   by a  Third  Party  are  unacceptable   to  it,  any  party  may terminate  this agreement  by notice to the others.

2.4        Consequence     of  failure    to  satisfy   Conditions    Precedent.       If a  party terminates  this agreement by notice  for failure  to obtain satisfaction of a Condition Precedent for any reason, then each party is released from all further obligations under this agreement and no party has any claim against another party as a consequence of the termination.

SECTION  3.

JOINT  VENTURE OBJECTIVES  AND RELATIONSHIPS

3.1      Joint Venture  agreement.  With effect from the Commencement Date:

(a) this agreement governs Joint Venture Activities associated with the Mining Area in place of the Contract of Mercanule Association in Participation; and

(b) the Contract of Mercantile Association in Participation is terminated with respect  to the  Mining Area  without  prejudice  to  any  rights, obligations  and liabilities of any of Joint Venturers which accrue before the Commencement Date.

3.2      Objects and scope of the Joint Venture.  The objects of the Joint Venture are  to  undertake Joint  Venture Activities  associated  with  the  Mining Area  and,  in particular, to:

(a) design, construct, develop and operate the Mine and associated works and services in accordance with the Feasibility Study, as amended or supplemented from time to time;

(b) mine and, as appropriate, crush, screen, beneficiate, process, convey, handle, store and stockpile Ore, overburden and waste extracted  from the Mine, and produce Products;

(c) store and deliver Products in kind;

(d) decommission any Joint Venture Property no longer required for Mining and Treatment and Rehabilitate any areas within the Mining Area  where the Joint Venture has ceased Mining;

(e) maintain the Tenements and further explore and evaluate the Mining Area for reserves of Ore;

(f)  if Exploration  indicates the  probable existence  of  a  further commercially minable mineral resource in any part of the Mining Area, carry out a Feasibility Study,  including  the construction  and operation  of a pilot plant (if required)  to test the feasibility  of further  Development;

(g) do all things  incidental  to any of the objects  as resolved  by the Management Committee;  and

(h) undertake  such other activities  as the parties  agree  from time to time upon the terms and conditions  set out in this agreement.

3.3        Further    Development   and  Mining.    At any time after the initial Decision to  Mine  is  made,  the  Manager   or  a  Joint   Venturer   may  propose   to  the  Management Committee   that  a  further   Decision   to  Mine  be  made  and  that  further   Development, Mining  and Treatment   be undertaken,  which  proposal  must  include  a further  Feasibility Study which  must:

(a)   specify  the parts  of the Mining  Area  required  for new Development,   Mining and Treatment  and specify the location  and delineation  of the Ore body;

(b)     describe    in  reasonable    detail   the   nature   and   extent   of   the   proposed Development,   Mining  and  Treatment   together  with  estimates   of  the  capital  and likely  operating   expenditure   required   for the  establishment   and  conduct   of  the proposed  Development,  Mining,  Treatment,  Rehabilitation   and Mine Closure;  and

(c)       estimate    the   probable    period    from    commencement     of   planning    to commencement   of commercial  production.

3.4       Rights,   obligations   and  liabilities   of Joint  Venturers.

(a)  The rights, duties,  obligations  and liabilities  of the Joint  Venturers  arising  out of this agreement   are several  in proportion  to their  respective   Percentage   Shares and are neither joint  nor joint  and several.

    (b)  Each  Joint  Venturer  is severally  liable,  in proportion  to its Percentage  Share, for  all  obligations   and  liabilities   incurred   in  the  course  of  carrying   out  Joint Venture  Activities.

(c)   Nothing  in this agreement   is to be construed  or interpreted   as constituting   a partnership   between   the  parties   or  making   any  Joint   Venturer   the  agent   or representative   of any other Joint  Venturer,  except  for the Manager  when acting  as manager,  and not, if applicable,  as a Joint  Venturer.

(d)    Each  Joint   Venturer   must  indemnify   and  hold  harmless   each  other  Joint Venturer   from  and  against  all  damage,   loss,  expense   or  liability  of  any  nature (other   than   consequential,    economic    or   indirect    losses,   including   any   lost production   or  loss of  profits)  suffered  or  incurred  by  the  other  Joint  Venturers caused  by the  Joint  Venturer's   breach  of  this  agreement   or  its negligent  act  or omission  in the course  of Joint  Venture Activities.

3.5        Joint  Venturer    covenants.   Each Joint Venturer  covenants  separately  with each other Joint  Venturer:

(a)  to  perform  every  obligation   and  commitment   which  it has  in relation  to the Mining Area under  the Mining Act or other applicable  Law;

(b) to perform  its obligations  under  or relating  to the fulfillment   of any  contract which  relates to the Joint Venture  or Joint Venture  Activities;

(c)  not to do or cause  to be done  any  act matter  or thing  whereby  the continued enjoyment  of the Tenements  by any Joint Venturer  might be jeopardized;

(d)  to act  co-operatively,   honestly  and  reasonably   in all  its dealings   with  each other  and  the  Manager   concerning   the  Joint  Venture   provided   that,  except   as expressly  provided   by  this  agreement,   no Joint  Venturer   is under  any  fiduciary duty to the other Joint Venturers  or the Manager;

(e) not to engage  either  alone or in association  with another  or others  or through  a Related  Body  Corporate  in any activity  over the Mining  Area  except  as provided or authorized  by or under this agreement;

(f) that each Joint  Venturer  has the unrestricted  right to engage  in and receive  the full benefit  of any competing  activities  outside  the Mining  Area; and

(g) subject  to the confidentiality   provisions  of this agreement,  each Joint  Venturer is entitled  to use and apply Mining  Information  outside the Mining  Area, provided that such activities  are carried out in a manner  which does not prejudice,  impair or impede Joint Venture  Activities.

3.6        Party   warranties.     Each  party warrants  for the benefit  of each other  party that:

(a)   (Incorporation)       it   is  validly   incorporated,    organized    and   subsisting    in accordance  with the laws of its place of incorporation;

(b) (Power  and  capacity)  it has full power and capacity  to enter  into and perform its obligations  under this agreement;

(c)  (Corporate     authorizations)      all  necessary   authorizations    for  the  execution, delivery  and  performance   by  it of  this  agreement   in  accordance   with  its  terms have been obtained;

(d)  (No   legal   impediment)     its  execution,   delivery   and   performance    of  this agreement  complies  with  its constitution   and does  not constitute  a breach  of any law or obligation,   or cause  a default  under  any agreement   by which  it is bound; and

(e) (No trust)   it enters  into and performs  this agreement  on its own  account  and not as trustee  for or nominee  of any other person.

3.7        Initial   Capital   Contributions.     On  or prior  to  the  Commencement    Date the Joing  Venturers  shall  contribute  to the Joint  Venture  all of its right,  title, and  interest in and to the assets  identified  on Schedule  1.

SECTION 4.

JOINT  VENTURE PROPERTY

4.1        Joint  Venture   Interest.   The Joint  Venture  interests  of the Joint  Venturers at the Commencement   Date are:

Joint Venturer	Joint Venture Interest
Percentage Share
CANAAN	34%
GEOTECII	33%
LUIS	33%
100.00%

4.2        Use and  ownership   of Joint  Venture   Property.

(a)    All  Joint   Venture   Property   is  owned   by  the  Joint   Venturers   severally   as tenants  in common  in the proportions  of their  respective  Percentage   Shares  from time to time.

(b)  Each Joint  Venturer  must ensure  that its Percentage  Share of all Joint  Venture Property  that it controls  is available  for the purpose  of Joint  Venture  Activities  for the duration  of the Joint Venture.

(c)  To the extent  that ownership  of any Joint Venture  Property  is not registered  or recorded  in the names  of the  individual  Joint  Venturers  pro rata  in proportion  to their  respective   Percentage   Shares,   then  the  person   registered   or  recorded   as owner  holds the property  on trust for all the Joint  Venturers  pro rata in proportion to their respective  Percentage  Shares.

4.3        Delivery  and  sale of Products.

(a) The Joint  Venturers  agree to allow  the Manager  to sell those Products  as agent for the Joint  Venturer  at not less than  the available  arms  length  market  price  (as determined   by the Manager  acting  reasonably)   for those  Products.  The  Manager must  account  to the  Joint  Venturer   for the  proceeds  of any  such  sale  after  first deducting   its reasonable  expenses  and additional  storage  and transportation   costs incurred  in the sale.

(b) Nothing  in this agreement   provides  for any joint  or cooperative   marketing  or selling  of Products   by the  Joint  Venturers   or, except  with  the  prior  unanimous approval  of the  parties,  the  processing  of minerals  owned  by any  Third  Party  at any Treatment  Plant established  under this agreement.

(c)  Any  Joint  Venturer   may  mine  Products   produced   from  sources  outside   the Mining  Area  and  market  those  Products  in competition   with  Products  produced from within  the Mining Area and in competition  with any other Joint Venturer.

4.4        Joint   Venture   Intellectual  Property.    Each Joint  Venturer  and its Related Bodies  Corporate  are entitled  to use, on a non- exclusive   world-wide   royalty-free  basis, Joint   Venture   Intellectual    Property,   including   any  modifications    and  enhancements, outside  the Mining  Area  in activities  other than Joint Venture  Activities  provided  that the intended  use of such  Joint  Venture  Intellectual  Property  is first disclosed   to each  of the other Joint  Venturers  and is subject  to the obligations  of confidentiality   contained   in this agreement.

4.5        No partition   of Joint  Venture   Property.

(a)  Subject   to  any  Law  or  contrary   provision   of  this  agreement,   each   Joint Venturer   waives   any  right   it  may  have   to  partition   or  divide   Joint   Venture Property,  whether  by way of physical  partition, judicial  sale or otherwise.

(b) Nothing  in this clause  affects  a Joint  Venturer's   right  and  obligation  to  take separately   its  Percentage   Share  of  any  Products   or  to  make  an  assignment   or disposal  as permitted  by this agreement.

4.6        Perpetuity    period.    If the vesting  of any interest  of any Joint  Venturer  in any  Joint  Venture  Property  would,  but  for  this  clause,  be  void  under  the  rule  against perpetuities  at common   law or under  any  statute  imposing  perpetuity   periods,  then  that interest  terminates  within  the maximum  time from the Commencement   Date permitted  by the law of the Nominated  State for that interest to be valid.

4.7        Disposal  of Joint  Venture   Property.

(a) The  Manager   may,  with  the approval  of  the Management   Committee   and  in accordance   with the Accounting  Procedure,  dispose  of any item of Joint  Venture Property  it considers   is no longer  needed  or suitable  for Joint  Venture  Activities as economically   and  reasonably   as  possible,  in accordance   with  the  Accounting Procedure.

(b) The proceeds  of recovery  and disposal  of Joint Venture  Property,  net of selling and disposal  costs,  must  be credited  to the Joint  Venturers  pro rata  in proportion to their respective  Percentage  Shares.

4.8        Rehabilitation    of Joint  Venture   Property.

(a)  As  soon   as  possible   after   the  Commencement    Date,   the  Manager   must formuJate  and present to the Management   Committee  for its approval,  a Proposed Program   and  Budget   for  Rehabilitation    designed   to  enable   the  Rehabilitation Obligations   to  be performed and discharged, including the proposed or forecast timing of any Mine Closure and the value of any performance bonds provided in connection with the Rehabilitation.

(b)  Unless the  Management  Committee  otherwise  determines,  any  Approved Program and Budget for Rehabilitation must be carried out by the Manager, and must be reviewed annually and updated by the Manager and the Management Committee.

(c) From the Commencement Date, or such other date determined by the Management Committee, the Manager must establish and invest as trustee for the Joint Venturers a reserve of funds which with all interest earned (Rehabilitation Fund) must be deposited with a prime bank, or as required by Law, and applied by the Manager to meet Rehabilitation Obligations.

(d) The amounts to be paid into the Rehabilitation Fund from time to time must be determined by the Management Committee in an Approved Program and Budget for Rehabilitation.

(e) The  Manager must apply the Rehabilitation Fund  in the  performance and discharge  of the  Rehabilitation Obligations in accordance  with the Approved Program and Budget for Rehabilitation.

(f)  Each  Joint  Venturer must  comply  with  and  discharge  the  Rehabilitation Obligations, and bear all costs, expenses, obligations and liabilities, to the extent of its Percentage Share, related to the Rehabilitation Obligations and the payments required to be made into the Rehabilitation Fund.

(g) If and when considered desirable, the Management Committee may employ an independent expert to review and report on any Program and Budget for Rehabilitation including the likely cost of proposed Rehabilitation, the value of any performance bonds lodged from time to  time and whether there are  any surplus funds in the RehabiJitation Fund. If the independent expert determines that there are surplus funds in the Rehabilitation Fund, such surplus must be returned to the Joint Venturers pro rata in proportion to their respective Percentage Shares.

(h) The Management Committee may determine that all or part of the Rehabilitation Fund be applied in performing and discharging obligations under an Approved Program and Budget for Mine Closure.

4.9      Mine Closure and Abandonment

(a) If the Management Committee decides to undertake Mine Closure or Abandon any  Joint  Venture Property,  the  Manager  must formulate  and  present  to  the Management  Committee  for  its  approval,  a  Proposed  Program  and  Budget designed  to satisfy  the obligations   of the Joint  Venturers   in respect  of the Mine Closure  or the Joint  Venture  Property  proposed  to be Abandoned.

(b)  Unless   the  Management    Committee   otherwise   determines,   any  Approved Program  and  Budget  for Mine  Closure  or Abandonment   must  be carried  out  by the Manager.

(c)  For the avoidance   of doubt,  each  Joint  Venturer  must  comply  With, and  bear its Percentage  Share of aU costs,  expenses  and liabilities  relating  to, Mine  Closure Obligations    or  Abandonment,    which   obligations    survive   termination    of  this agreement.

SECTIONS.

MANAGEMENT   COMMlTEE

S.1       Establishment     of Managemeot  Committee.

(a)   A Management   Committee   is established   on the Commencement   Date.  Each Joint  Venturer  must  appoint   a  representative   to the  Management   Committee   in writing.

(b)   The  role  of the  Management   Committee   is to supervise  the Manager  in the management   of  the  Joint   Venture   and  to  make,  subject   to  this  agreement,   all strategic  decisions   relating  to the  conduct  of Joint  Venture  Activities,   including the consideration   and approval  of any Proposed  Program  and Budget,  Mine  Plans, and other management   plans and any amendments   to any Approved  Program  and Budget,  approved  Mine Plans and approved  management  plans.

(c)   Unless  the Joint  Venturers  otherwise  unanimously   agree,  the Joint  Venturer with the largest  individual  Joint  Venture  Interest  must appoint  (and  may dismiss) its representative   to be chair  of the  Management   Committee.   The  Joint  Venturer appointing    the  chair   must   cause   the  chair   to  preside   at  all  meetings   of  the Management   Committee.

  (d)   The Manager  must  appoint  (and  may dismiss)  a person,  who  may  be one  of its employees,  to be secretary  of the Management   Committee.  The Manager  must cause  the  secretary  to prepare  agendas  for meetings,  keep  proper  minutes  of all meetings   and  coordinate   communications    among  the  Joint  Venturers   regarding meetings  of the Management   Committee.

(e) For  any  meeting  of  the  Management   Committee,   a Joint  Venturer  may  in writing  appoint  a person  as an alternate  representative   for its representative   and may remove  any person  so appointed.

(f)  At meetings  of the Management   Committee  each  representative   present  must act solely as representative   of the Joint  Venturer  which appointed  him or her but a representative     may   also   represent    the   Manager   at   Management    Committee meetings.

(g)   Each representative has full power and authority to represent and bind the Joint Venturer which appointed him or her in all matters decided by the Management Committee, and the Joint Venturer is bound by all votes cast by its representative.

(h)  Any decision made by the Management Committee under this agreement is deemed to be a decision of all the loint  Venturers, and each Joint Venturer is bound as if that decision was an agreement entered into by them.

5.2       Functions  of Management  Committee  Except as otherwise provided in this  agreement,  the  Management Committee  may decide  all  matters  relating  to  the conduct of Joint Venture Activities, including  (but not limited to):

(a)  establishing policies from time to time covering Joint Venture Activities;

(b)  approving cost overruns by the Manager under any Approved Program and Budget; and

(c)  appointing an Auditor.

5.3      Meetings of the Management  Committee

(a)  All meetings of the Management Committee must be held in the capital city of the Nominated State, unless otherwise agreed by the Joint Venturers and, in default of agreement, at the office of the Manager.

(b) The Manager shall ensure that a meeting of the Management Committee is convened at least once each Year to approve a Proposed Program and Budget for the next period and at least 1 additional meeting must be called by the Manager or a Joint Venturer in each Year.

(c)  The Manager shall ensure that the secretary calls meetings and gives at least 15 days prior written notice to the Manager and aU Joint Venturers entitled to be present specifying the nature of the business to be discussed and including all documentation required to be considered at the meeting. Meetings may be held on less than 15 days notice if agreed in writing by all loint  Venturers entitled to be present.

(d) Meetings may be convened in person, or by video meeting or conference telephone  call  at  which  all  representatives  of  all  Joint  Venturers  have  the opportunity  to be  present. All  persons participating  in  the  video  meeting or conference telephone call must be able to hear each of the others.

(e) If the existing chair of the Management Committee is not present within 15 minutes  after the time appointed  for holding the meeting,  the representatives present must elect one of themselves to be chair of the meeting.

(f) Each  Joint  Venturer  must  bear  all expenses   incurred  by its representatives   in attending  meetings  of the Management   Committee.

(g)   A   representative     of   the   Manager    must   attend   every    meeting    of   the Management     Committee    at   the   cost    of   the    Joint    Venturers,    unless    the Management    Committee   otherwise   decides   for  a  particular   meeting   or  for  a particular  subject  matter  at any meeting.

5.4       Quorum

(a)   A quorum  for  any  meeting  of  the Management   Committee   is present  if the representative   of  each  Non-Defaulting   Joint  Venturer   is  in  attendance   at  such meeting.

(b)  If a quorum  is not present  within  30 minutes  from the time appointed  for the meeting,  the  meeting  must  be adjourned   to the same  place,  day and  time  in the next week.

(c)     If  a  quorum   is  not  present   at  a  reconvened   meeting   then,  provided   the reconvened    meeting   is  conducted    as  a  personal   meeting   (not   by   video   or telephone  meeting)  and all Joint Venturers  were given at least 6 days notice  of the reconvened   meeting,  the  representative(s)   present  at the  reconvened   meeting  are deemed   to  constitute   a  quorum   for  the  purposes   of  the  business   before   that meeting.

5.5       Voting  and  decision  making

(a)   On any  resolution  or at any meeting  of the Management   Committee,   a Joint Venturer    (other    than   a   Defaulting    Joint   Venturer)    may   cast,   through    its representative,   the number  of votes equal to its Percentage  Share.

(b)  At meetings  of the Management   Committee,  the Manager  or its representative is not entitled  to vote, and the chair does not have a second or casting  vote.

(c)  Unless  otherwise  specified  in this agreement  or in Schedule  l, all decisions  of the  Management   Committee   must  be determined   by Majority   Vote.  A  decision specified  in Schedule  1 must be made by Unanimous  Vote.

(d)  A resolution  in writing  (which  may consist  of one or several  documents  in the same terms)  signed  by at least  one representative   of each  of the Non- Defaulting Joint Venturers  or approved  by facsimile  or by authenticated   email transmitted   by at    least    one    representative     of   each    Non-Defaulting     Joint    Venturer    and subsequently  confirmed  in writing  is as valid and effectual  as if it had been  passed at a duly convened  meeting  of the Management   Committee.

5.6        Min utes.   A copy of the mi nutes of each Management   Committee  meeting must  be given  to each  Joint  Venturer  as soon as practicable,   but no later  than  14 days, after each meeting.  The minutes  of a meeting  must  be submitted  for approval  at the next meeting held after that 14 day period and. if approved. must be signed by the chair of the later meeting and when signed are evidence of the proceedings and the decisions of the meeting to which they relate. The Manager may act on any matter approved  by the Management Committee notwithstanding that the minutes have not been approved.

5.7      Sub-committees   The Management  Committee  may from  time to  time create sub-committees (comprising such persons as the Management Committee thinks fit) to consider and report back to the Management Committee on any particular issues relating to Joint Venture Activities.

5.8      Loss of rights  of participation  and voting.   Unless otherwise agreed by all   Non-Defaulting   Joint   Venturers.   a   Defaulting   loint    Venturer   (through   its representative and alternate) is not entitled to attend or to vote at any meeting of the Management Committee or any subcommittee formed under this agreement or join  in passing a  resolution.  nor  will  the  presence of  the representative  of  any  such  Joint Venturer be necessary to form a quorum at any meeting, until the relevant Default Event has been remedied.

  SECTION 6.

MANAGER

6.1      Appointment   of  Manager.   The Joint  Venturers severally appoint  the Manager to be manager of the Joint Venture and agent of the Joint Venturers for the purposes of this agreement from the Commencement Date, and the Manager accepts that appointment, on and subject to the provisions of this agreement.

6.2      Term  of appointment   of Manager.    The appointment of the Manager continues:

(a) until this agreement is terminated for any reason; or

(b) until the Manager resigns, having givcn at least 180 days notice to the Joint Venturers of its intention to resign as Manager; or

(c) until the Management Committee determines if and when a  new Manager should be appointed; or

(d) until the Manager suffers an Insolvency Event or commits a material breach or default in the performance of a material obligation under this agreement and fails to remedy the default within 60 days of receipt of a written notice of default served by a Joint Venturer.

6.3      Remuneration  of the Manager.

(a) In consideration of the performance by the Manager of its obligations under this agreement, each Joint Venturer must pay the Manager its Percentage Share of the Management Fee as part of a Called Sum.

(b)  The  Management    Fee  may  be  varied   by  the  Management    Committee   by Unanimous  Vote.

(c)  As  soon  as  reasonably   practicable   after  the  conclusion   of  each  month  the Manager   must  send  to  each  Joint  Venturer   a  statement   specifying   the  amount payable  by that Joint  Venturer  on account  of the  Management   Fee as assessed  in relation  to that  month.  The amount  specified  in that statement  is due and payable by that Joint  Venturer  to the Manager  within  7 days  from  the commencement   of the next month.

6.4        Appointment    of new Manager.

(a)   Upon the termination  of the appointment   of the Manager,  the Joint  Venturers must  promptly  appoint  a new Manager  under  the terms  of this agreement,   if this agreement   is not otherwise  terminated.  The  Joint  Venturers  must  not reappoint  a Manager  removed  for default  or due to an Insolvency  Event.

(b)    If  a  new  Manager   cannot   be  appointed   and  act  immediately,   the  Joint Venturer  holding  the  largest  Joint  Venture  Interest  must  act as  interim  manager until the new Manager  is appointed  and commences  its duties.

(c)    Upon  the  new  or  interim   Manager   commencing    its  duties,   the  previous Manager   must   immediately   deliver   to  the  new  or  interim   Manager   all  Joint Venture  Property  and all documents,   books,  records  and  accounts  relating  to the Joint Venture  held by it or under its control.

(d)   If  title  to  any  Joint  Venture  Property   is  held  in the  name  of the  previous Manager,  it must promptly  transfer  such title to the new or interim  Manager  at the cost of the Joint  Venture.

6.5        Liability    of  Manager.    Except   as  a  Joint  Venturer   to  the  extent  of  its Percentage  Share,  the Manager  is not liable  to the Joint  Venturers  for losses sustained  or liabilities   incurred   in  connection    with  the  Joint   Venture,   even   if  arising   from   the negligence   of  the  Manager   or  any  person  for  whom  the  Manager   may  be  vicariously liable,  except  where,  in the  circumstances   of  the  particular   case,  the  Manager   (or  that person)  has committed  fraud or Gross NegJigence  or WiJJfuJ Misconduct.

6.6        Full   indemnity    of  Manager     by  Joint   Venturers.    Each  Joint  Venturer severally,  to the  extent  of  its Percentage   Share,  must  indemnify  and  hold  harmless  the Manager,   its directors,   employees,   agents  and  contractors   (Indemnified   Persons)   from and against  all damage,  loss, expense  or liability  of any nature  suffered  or incurred  by the Indemnified   Persons  (including   any  claims  made  by Third  Parties)   in connection   with Joint   Venture   Activities,   including   any  personal   injury,  disease,   illness   or  death,   or physical  loss of or damage  to property,  of the  Indemnified   Persons  or any Third  Party, except,    in   respect   of   an   Indemnified    Person,   where   that   Indemnified    Person   has committed  fraud or Gross Negligence  or Willful  Misconduct.

6.7        Limited   indemnity    by Manager   of Joint   Venturers.    The Manager  must indemnify   and  hold   harmless   the  Joint   Venturers,   its  and  their  respective   directors, employees,    agents   and   contractors    (N Indemnified  Persons)  from  and  against  all damage,  loss,  expense  or  liability  of  any  nature  suffered  or  incurred  by  the  JV Indemnified Persons (including any claims made by Third Parties) in connection with its management of Joint Venture Activities while it is the Manager, including any personal injury, disease, illness or death, or physical loss of or damage to property, of the IV lndemnified Persons or any Third Party, caused by the fraud or Gross Negligence or Willful Misconduct of the Manager, its directors, employees, agents and contractors.

SECTION  7.

FUNCTIONS, POWERS,  AND DUTIES OF MANAGER

7.1      Functions   of the  Manager.   The Manager reports to the Management Committee and must:

(a) by itself or through its employees, agents or contractors manage, direct and control Joint Venture Activities as agent for and on behalf oftbe Joint Venturers;

(b) exercise and discharge its powers and duties under this agreement in accordance with Approved Programs and Budgets and decisions made by the Management Committee;

(c) conduct Joint Venture Activities in a good, workmanlike and commercially reasonable manner in accordance with Good Mexican Mining Practice;

(d) report to the Management Committee at the places and times determined by the Management Committee; and (e) act in utmost good faith in all its dealings, as Manager, with each Joint Venturer.

7.2       Rights,  powers  and  duties  of Manager.   In the course  of managing, supervising and conducting Joint Venture Activities,  the Manager is entitled to  have possession and control of all Joint Venture Property and must, either itself or through such third parties as it may engage:

(a) (Mine Plans and other  management  plans) prepare and submit to the Management Committee for approvaJ Mine Plans and other management plans required by the Management Committee for the life of the Mine and such shorter periods as the Management Committee determines;

(b) (Proposed  Programs  and  Budgets)  prepare and submit to the Management Committee   for  approval  all  Proposed  Programs  and   Budgets  required  to implement any approved Development, Capital Works, Mine Plans, Mine Closure and  other  management  plans so  as  to  comply with  all  applicable  Laws and Authorizations, and all amendments and variations to any Approved Program and Budget;

(c) (Approved  Programs  and  Budgets)  carry out effectively and efficiently the work required  to implement  all Approved  Programs  and Budgets;

(d) (Capital   Works)   by itself and through  contractors  carry out the work required to  implement   the  Approved   Program   and  Budget   for  Capital   Works  so  as  to establish  as soon as possible  the approved  rate and level of production  of Products set out in the Mine Plans  and other  management  plans, or to suspend,  Abandon  or Rehabilitate  Mining and Treatment;

(e)  (tenders    and   contracts)     obtain,   evaluate   and  accept   quotes   and  tenders (within  the  limits  determined   by  the  Management   Committee),   and  enter  into, administer  and enforce,  as agent  of the Joint  Venturers,  all contracts  required  for the  performance   of works  and  services  necessary  to perform  this agreement   and undertake  Joint  Venture  Activities;

(f) (personnel)  engage, dismiss, supervise and control all management, technical and  labor  personnel  necessary  for  performance  of  its obligations  under  this agreement including determining the terms and conditions of such engagement and conducting all industrial relations;

(g) (payment  and  bank  accounts)  pay on behalf of the Joint Venturers out of funds  provided by the Joint Venturers all costs and expenses  incurred by the Manager in the conduct of Joint Venture Activities and for such purpose open, maintain and operate one or more separate bank accounts (within which its own funds are not commingled) on behalf of the Joint Venturers for the purposes of the Joint Venture;

(h) (overdraft)  borrow on overdraft on behalf of the Joint Venturers, severally in proportion  to  their  respective  Percentage  Shares,  such  amounts  as  may  be approved by the Management Committee by Unanimous Vote from time to time;

(i) (foreign currency)  with the prior unanimous approval of the Joint Venturers, take forward cover for any obligations in foreign currencies or pre-payor take any other appropriate action to avoid currency losses, but in no circumstances is the Manager responsible for or entitled to any currency gains and losses, such losses and gains being borne by or credited to the Joint Venturers pro rata in proportion to their respective Percentage Shares;

(j)  (Laws   and   Authorizations)    comply  with  all  Laws  and  Authorizations applicable to the conduct of Joint Venture Activities, including those relating to health, safety and environmental protection, and ensure that all Authorizations required to conduct Joint Venture Activities are applied for, obtained and maintained;

(k) (Tenements)  keep and renew those Tenements in good standing (including paying all rents, taxes, expenditures and other outgoings by the Due Date), and manage, administer, protect and enforce the rights and obligations of the holders under the Tenements;

(I)  (Security    Bonds)   provide   such  security   deposits,   performance    bonds  and guarantees   and  other  instruments   for  the  performance   of  the  Joint   Venturers' obligations    under   any   leases,   contracts,    service    agreements    or   any   other agreement  which the Management   Committee  has authorised;

(m) (statutory    reports)   prepare,  file and  lodge al1 statutory  reports  as and  when required   under  the  Mining  Act  and  any  other  applicable   Laws  in respect  of  the Mining Area (other  than reports  required  to be submitted  by the Joint  Venturers  in their individual  capacities  as Joint  Venturers);

(n) (rehabilitation)     formulate a rehabilitation  management  plan, establish a Rehabilitation    Fund  for approval  by the  Management   Committee,   and  carry  out the Rehabilitation   Obligations;

(0) (insurances)    effect  and maintain  all insurances  appropriate   in relation  to Joint Venture  Property  and  Joint  Venture  Activities,   or as  required  by  Law,  and  any additional   insurances  which  the Management   Committee   requires  to be effected, provided    that   the   Manager    must   wherever    possible    procure    that   all   such insurances  include  a provision  that the insurer  has no right of subrogation  against any Joint  Venturer  or the Manager  and that  the Joint  Venturers  and Manager  are to be named, to the extent  of their interests,  on each policy of insurance;

(p) (insurance    certificates)    if requested,  provide  full details  to a Joint  Venturer  of all   insurances    effected    by   the   Manager    under   this    agreement,     including certificates  of currency;

(q) (no  Encumbrances)      keep  the  Joint  Venture  Property   free  and  clear  of  all Encumbrances,   except  for those  Encumbrances   specifically   permitted   under  this agreement  or existing  at the time of, or created  concurrent  with,  the acquisition  of such  Joint  Venture  Property,  or  liens  arising  in the  ordinary  course  of  business which   the  Manager   must  arrange   to  be  released   or  discharged    in  a  diligent manner;

(r) (disposal   of surplus   equipment)    dispose  of by sale, assignment,  abandonment or other  transfer  Joint  Venture  Property  which  the Manager  classifies  as surplus and  is no longer  needed  for Joint  Venture  Activities  and  which  the Management Committee  approves  tor disposal;

(s)  (litigation)    institute,   defend,  compromise   or  settle  any  court  or  arbitration proceedings   or  insurance   claims   commenced    or  threatened   by  or  against   the Manager   or a Joint  Venturer  affecting  or  relating  to Joint  Venture  Activities  or Joint Venture  Property,  provided  that:

(i)  unless  otherwise   instructed   by  a  Joint   Venturer,   the  Manager   may conduct  such  proceedings  or claims  for and on behalf  of and  in the name of each Joint Venturer;

(ii) the Manager  must  regularly  report  to the Joint  Venturers  the conduct of such  commenced   or threatened   proceedings   and claims,  including  any proceedings   and  claims  related  to  environmental    impacts,  and  keep  the Joint  Venturers  informed  of the progress  of such  proceedings  and claims; and

(iii)  the  Manager   may  not  institute,   compromise   or  settle  any  court  or arbitration     proceedings    or    insurance    claims    exceeding     an   amount determined   by the Management   Committee   without  the prior approval  of the Management  Committee;

(t)  (emergencies)    take  such  action  as  the  Manager   may  consider   necessary  or advisable  to prevent or respond to an Emergency;

(u) (other  incidental)   do all other acts and things that arc reasonably  necessary  or desirable  to fulfill  its functions  or are incidental  to its powers and duties.

7.3        Maintenance    of the Joint   Venture   Accounts.

(a)  The Manager  must maintain  the Joint  Venture Accounts  and the Joint  Venture Asset  Register   in  accordance   with  the  Accounting   Procedure   on  behalf  of  the Joint  Venturers  in their Joint Venture  Interests.

(b)  The Manager  must make  available  to any Joint  Venturer  on request  copies  of the   Accounting   Procedure,    expenditure    classifications    and   reporting   formats underlying  the Joint  Venture  Accounts.

(c)   The Manager  must  retain  all receipts,  vouchers  and other  documents  relating to  Joint   Venture   Expenditure    until   directed   otherwise    by   the   Management Committee.

7.4        Limitations    on Manager's    obligations.

(a) Notwithstanding   anything to the contrary elsewhere  in this agreement,  the performance   by the Manager  of its obligations  under  this agreement   is subject  to the Manager  being  provided  with sufficient  funds by the Joint Venturers  to enable the Manager  to perform  those obligations.

(b) The rights and obligations  of the Manager  under  this agreement  do not extend outside   the  scope   of  the  Joint   Venture,   unless   the  parties   and   the  Manager otherwise  agree.

7.5        Manager    may  delegate.    The  Manager   may  delegate   any  of  its  rights, remedies,  powers,  discretions  and obligations,  provided  that:

(a)  the  Manager   may  only  delegate   the  whole  of  its  rights,  remedies,   powers, discretions  and obligations  with the approval  of the Management   Committee;

(b) any delegation does Dot relieve the Manager of any of  its obligations or responsibilities   under this agreement;

(c)  the  Manager   informs  the Management   Committee   at  its next  meeting  of the identity of the delegate  and the matter  which has been delegated;  and

(d) the delegation  is at no additional  cost to the Joint Venturers.

7.6        Agreement    with   a  Related    Body  Corporate.       The  Manager   may  not enter  into  an  agreement   with  a Joint  Venturer  or  a  Related  Body  Corporate   of a Joint Venturer  or the Manager  for the supply of goods or services  or both under  this agreement unless the proposed  agreement  is on terms and conditions  which  are no less favourable  to the  Joint   Venturers   than  an  arm's   length  commercial    agreement   with  a  Third   Party supplier  which  is not a Related  Body Corporate  of the Manager  or the Joint  Venturer,  and the proposed  agreement  is approved  by the Management   Committee.

7.7        Litigation.       A  Joint   Venturer   has  the  right  to  participate,   at  its  own expense,  in litigation  or administrative   proceedings  initiated  by the Manager  on behalf  of the Joint  Venturers.

SECTION   8.

PROGRAMS,    BUDGETS,   AND CALLED   SUMS

8.1        Proposed   Programs    and  Budgets.

(a)  By no later than  lst May  in each Year or such other date as the Management Committee may agree, the  Manager must provide the Joint  Venturers with a Proposed Program and Budget prepared in accordance with the Accounting Procedure which must include:

(i) details of the Program of Joint Venture Activities proposed for the next Year, or for the period of any proposed Capital Works;

(ii) an itemized budget specifying all estimated Joint Venture Expenditure proposed to be called by the  Manager on  a  monthly basis under  this agreement; and

(iii) all available proposed major contracts and supporting documentation. (b)    Each  Proposed  Program  and  Budget  must  include  expenditure  on  the Tenements sufficient to comply with minimum expenditure obligations under the Mining Act and the Tenements during that period.

8.2      Approved  Program  and Budget.

(a)  Not less than 14 days after provision ofa  Proposed Program and Budget, and by  no  later  than  the end  of  June  in each  Year  or  such other  month  as  the Management Committee may determine, the Management Committee must meet (as many  times  as  necessary)  and  discuss  the Proposed  Program  and Budget  for the next  Year,  or appropriate   period  and  adopt,  with  or without  amendment,   an Approved  Program  and Budget  for that Year or period.

(b)   Subject  to the prior approval  by the Management   Committee  to the awarding of all contracts  to a value  of more  than the Contract  Limit  set out in Schedule  1, once   the   Proposed   Program    and   Budget   is  approved    by   the   Management Committee,  the Manager  must implement  the Approved Program and Budget, and give a copy to each Joint Venturer.

(c)  An Approved Program and Budget may be amended by the Manager with the approval of the Management Committee.

(d)  If the Management Committee fOJ any reason fails to approve a Proposed Program and Budget, prior to the commencement of the Year to which it relates, the Management Committee must continue to meet and use all reasonable efforts to reach agreement. In the meantime, the Manager must, subject to any contrary direction of the Management Committee and receipt of necessary funds, continue to:

(i) do (or, as appropriate, refrain from doing) whatever is necessary to maintain the Tenements in good standing; and

(ii) perform and discharge all its existing obligations as Manager under this  agreement,  the Mining Act, the Tenements or to Third Parties  or otherwise; and all costs and expenses incurred by the Manager in maintaining the Tenements and performing and discharging all its existing obligations is Joint Venture Expenditure and each Joint Venturer must pay its Percentage Share of those costs and expenses as a Called Sum when due under a billing statement rendered by the Manager.

8.3      Joint Venture  Expenditure  not covered by Program  and Budget.

(a) The Manager must not undertake any Joint Venture Activities which are not substantialJy in accordance with an Approved Program and Budget except:

(i)   in case of an Emergency, the Manager may make such immediate expenditure as the Manager deems necessary for the protection of life or property including the Joint Venture Property, in which case the Manager must promptly notify the Joint Venturers of such expenditure; or

(ii) if the Manager expects there will be a cost overrun in carrying out an Approved Program which cannot be avoided by Good Mexican Mining Practice, the Manager may exceed a current Approved Budget by not more than 10%; or

(iii)  if  otherwise permitted  by  this  agreement  or  by the  Management Committee.

(b)  The   Manager   must   report   to  the  Joint   Venturers   as  soon   as  reasonably practicable   any  unbudgeted   expenditure   incurred  by  the  Manager   for  whatever reason.

8.4        Costs   borne   in  proportion     to   Percentage    Shares.    All  Joint  Venture Expenditure    incurred   in  accordance    with   an  Approved   Program   and   Budget   or  as permitted  by this  agreement   must  be borne  and  paid by the Joint  Venturers  severally   in proportion  to their respective  Percentage  Shares.

8.5        Billing  statements    for Called  Sums.

(a) On or before  the  lOth day of each  month  (or such  other  date  or period  as the Management   Committee  directs),  the Manager  must submit  to each Joint Venturer a billing statement  of proposed  Joint  Venture  Expenditure  prepared  in accordance with the Accounting  Procedure  specifying:

(i)  the  Called  Sum  to  be  paid  by  that  Joint   Venturer   to  finance  Joint Venture  Activities  set out in an Approved  Program  and Budget  during  the next month  (or such other  period  as the Management   Committee   directs) including   all  existing   and   reasonably   expected    liabilities   of  the  Joint Venture,  less any amount  standing  to the credit  of the Joint  Venturer  in the Joint  Venture Accounts;  and

(ii) the amount  paid cumulatively   to date  for the current  Year.

(b)  The  billing  statement   for  Called  Sums  rendered   by  the  Manager   must  be accompanied    by  statements    reflecting   all  existing   and  expected   charges   and credits  to the Joint  Venture  Accounts,  summarized   by appropriate   classifications indicative  of the nature thereof.

(c) All billing  statements  rendered  by the Manager  during  any  Year are presumed conclusively   to be true and correct,  except  and only to the extent  a Joint  Venturer makes  written  objection  thereto  within  12 months  after  the date of such statement specifying   the  items  excepted   and  the  grounds  for  such  exception,   and  makes claim  for adjustment.

8.6        Payment   of Called  Sums.

(a)  A Joint  Venturer  must pay each Called  Sum to the Manager  within  14 days of receipt  ofa  billing statement.

(b)   All payments  must  be in US Dollars  and  made  to a bank account  in Mexico nominated  by the Manager.

SECTION   9.

ACCOUNTS,    REPORTS,   AUDIT  AND ACCESS

9.1       Joint  Venture   Accounting.

(a) The Manager  must  maintain  separate  books, accounts  and records  for the Joint Venture   of  Joint   Venture   Expenditure    in   accordance    with   the   Accounting Procedure  and generally  accepted  accounting  principles  adopted  from time to time by the Institute  of Chartered  Accountants  in Mexico,  consistently  applied.

(b)  The  Manager   must   develop   and  provide   to  the  Joint   Venturers   standard accounting    procedures,    expenditure    classifications    and   reporting    formats    in accordance   with the Accounting  Procedure  as appropriate   to the Joint  Venture  to satisfy  the requirements  of the Management  Committee  and the Auditor.

9.2        Reports   to Joint   Venturers.    The Manager  must  keep the Joint  Venturers informed  of all Joint  Venture  Activities  by submitting  in writing  to the Joint Venturers:

(a) within one  month of the end of each  quarter,  quarterly  progress  reports  which include   statements    of  Joint   Venture   Expenditure    and   comparisons    of   such expenditures     to   the   Approved    Program    and   Budget,    including    quarterly summaries  of data acquired;

(b) within  one  month  of the end of each  Year or other  relevant  period,  a detailed final report  after completion  of each  Approved  Program  and  Budget,  which  must include comparisons  between  actual and budgeted  Joint  Venture  Expenditure;

(c)  as  soon  as  possible  thereafter,   a  report  on  the  happening   of  any  event  or occurrence:

(i) which  the Manager  considers  is likely  materially  to affect  the interests  of any of the Joint  Venturers  or the value or worth of any Joint  Venturer  Property  of the Tenements;  or

(ii) that would  be required  to be disclosed  to the market  by a Joint Venturer  (or by a  Related   Body  Corporate   of  a  Joint   Venturer)   pursuant   to  the  Listing  Rules provided   that,  in  respect  of  a  foreign  stock  exchange,   the  Joint  Venturer   has previously   informed  the Manager  of the disclosure  requirements   applying  to the stock  exchange  on which  its, or one of its Related  Bodies  Corporate's,   securities are listed;

(d) within one month  in each case of its completion,  a copy of any material  report concerning  Joint Venture  Activities  produced  by the Manager;  and

(e) such other reports as the Management  Committee  may direct.

9.3       Joint  Venture   Accounts  and  audit.

(a)    The  Manager   must  prepare   accounts   for  the  Joint  Venture   reflecting   the results  for each  Year of all transactions  connected  with Joint Venture Activities as disclosed by the records and accounts kept by the  Manager and reflecting the Joint  Venture  Property  in the possession  or control  of the Manager  as at the end of such  Year  in accordance   with this  agreement   (Annual  Accounts)   which  Annual Accounts   must  be completed,   audited  by the  Auditor  and  provided  to  the  Joint Venturers  (together  with the Auditor's  report)  no later than 3 months  after the end of the Year.

(b)   Any  Joint  Venturer  which  requires  any  particular   audit  requirements   to  be satisfied  by the Auditor  may make known  to the Manager  in writing  its additional particular   requirements   before  the audit  is completed.  The Manager  must  provide the  particular  audit  requirements   to the Auditor  forthwith  and  the additional  cost of conducting  any additional  audit must be paid by that Joint Venturer.

(c)   The  Manager  must  rectify  any  issues  or qualifications   raised  by the Auditor concerning  the  Joint  Venture  Accounts  or Joint  Venture  Activities  as soon  as is reasonably  practicable.

9.4        Individual   Joint  Venturer    recording   responsibilities.

(a)  Each Joint  Venturer  is responsible,  in respect  of its Joint  Venture  Interest,  for all financial  and accounting  records  required  by Law or to support  its income  tax returns or any other reports  required  by any Authority.

(b)     The   Manager   must   provide   to  each  Joint   Venturer   such  Joint   Venture information   prepared  by the Manager   in accordance   with  this  agreement,   as  the Joint  Venturer   may  reasonably   require  to  prepare   its  financial   and  accounting records.

9.5        Joint  Venturer    access.   A Joint  Venturer  is entitled  during  working  hours at  reasonable   intervals,   and  the  Manager   must  give,  on  reasonable   notice  at  the  Joint Venturer's   expense   and  risk,  access   to,  and  the  right  to  inspect   any  Joint   Venture Property,  including  all books  and  records  maintained  by the Manager,  provided  that  the Joint  Venturer  ensures  that there is no interference  with Joint  Venture  Activities.

SECTION  10.

CROSS CHARGE  AND  DEED OF COVENANT

10.1     Cross  Charge.

(a) For the purpose of better securing:

(i) the payment  of all Called  Sums; and

(ii) payment  to each of the Joint  Venturers  of any amount  due and payable to it pursuant  to this  agreement  each  Joint  Venturer  must,  as a condition precedent   to  entering   into  this  agreement,   or  upon  becoming   a  Joint Venturer   under  this  agreement,   execute   and  deliver   to  the  other  Joint Venturers  a Cross Charge.

(b)  Each  Joint   Venturer   creating   a  Cross   Charge   must  at  its  cost  obtain   all Authorizations   in relation  to the Cross Charge  and duly register  or lodge the same for  recording   in every jurisdiction   and  registry  where  registration,   lodgment  or recording  is required  or permitted  to perfect  the Cross Charge.

10.2     No Encumbrances     without   consent.

(a)  Except   for  entry  into  a  Cross  Charge,  a Joint  Venturer   must  not  create  an Encumbrance  over its Joint Venture  Interest  unless:

(i) the Encumbrance   is over  the  whole  (but  not  part)  of its Joint  Venture Interest;

(ii) the  rights  of the  Encumbrancees   and any  person  claiming  through  or under any of them (each  of whom  is a Chargee)  must be expressly  subject to  this  agreement,   the  Cross  Charge   created   by  the  Joint   Venturer   in accordance   with this agreement,   and  the Deed  of Covenant  applicable   to the Encumbrance;

(iii) the Encumbrance   must  be limited  to a floating  charge  (except  that,  in respect  of the Joint  Venture  Interest  of the Joint  Venturer  in any present  or future  freehold  or leasehold  land included  in the Joint  Venture  Property  or the Tenements,   the charge  may  be  fixed),  and  must  be postponed   to and ranks as a security  after  the Cross  Charge  created  by the Joint  Venturer  in accordance  with this agreement;

(iv) all  funds  to be made  available   by the  proposed  Chargee  to the  Joint Venturer  and secured  by the Encumbrance  are, and must be applied,  solely for either or both ofthe  following  purposes:

(A) financing  a Development   or other Joint Venture  Activities;  or

(B)  purchasing  all or any part of its Joint  Venture  Interest;  and

(v) before creating  the Encumbrance   the Joint Venturer  first:

(A)  gives  to  the  other  Joint  Venturers  at  least  14 days  notice  of  its intention    to   create    an   Encumbrance     giving    particulars     of    its compliance  with the whole of this clause; and

(B)  causes  all of the proposed  Chargees  to execute  and  deliver  to the other Joint  Venturers  a Deed  of Covenant.

(b)  On   receipt   of  a  Deed   of  Covenant   (in  a  form   and   content   reasonably satisfactory  to  all  the  Joint  Venturers)  duly  executed  by  all  the  proposed Chargees, the Joint Venturers must execute and deliver the Deed of Covenant to the Chargees.

(c)  The  Joint   Venturer   creating   the  Encumbrance    must  at  its  cost  obtain   all Authorizations   in relation  to the Deed  of Covenant  and duly register  or lodge the same for recording  in every jurisdiction   and registry  where registration,   lodgment or recording  is required  or permitted  to perfect  the Deed of Covenant.

SECTION   11

ASSIGNMENT
11.1     Restriction   on assignment.

(a)  A Joint  Venturer  may not assign,  transfer,  sub-lease  or otherwise  deal with the whole or any part of its Joint  Venture Interest  otherwise  than:

(i) as permitted  by this agreement;  or

(ii) with the consent  of all the other Joint Venturers,  which  they may give or refuse  in their absolute  discretion.

(b)   Except  as otherwise  provided  in this agreement,  a Defaulting  Joint  Venturer may not assign,  transfer,  sub-lease  or otherwise  deal  with the whole or any part of its Joint Venture  Interest.

(c)    Any  purported   dealing  by  a  Joint  Venturer   with  its Joint  Venture  Interest contrary  to this agreement  is void.

11.2     Assignment   to Related   Body  Corporate.      A Joint  Venturer  which  is not a Defaulting  Joint  Venturer  may at any  time  without  obtaining  the  prior  consent  of the other  Joint  Venturers  assign  the  whole  (but  not part)  of  its Joint  Venture  Interest  to  a Related   Body  Corporate.   If  a  Joint   Venturer   assigns   the  whole  of  its  Joint   Venture Interest  to a Related  Body Corporate,  then that Joint  Venturer:

(a)   must,  within  14 days following   the date  of the assignment,   notify  all  of the other  Joint  Venturers  of  the  identity  of  the  assignee   and  its  relationship   to  the Joint  Venturer;

(b)   continues  to be bound  by this agreement   and  is not released  from any of its obligations   or discharged   from  any of  its liabilities  under  this  agreement,   unless all the other Joint Venturers  agree; and

(c)   must,  by the time  that the Related  Body  Corporate  to which  the whole  of its Joint Venture  Interest  has been assigned  ceases  to be a Related  Body Corporate  of the  Ultimate   Holding  Company  of  the  Joint  Venturer,  ensure  that  all  the  rights assigned   to  that  Related   Body  Corporate   have  been   re-assigned   to  that  Joint Venturer or assigned to another Related Body Corporate of that Joint Venturer.

An  assignment  under this clause  is free of any rights of pre-emption set out in this agreement.

11.3    Permitted  right of pre-emption.

(a) A Joint Venturer has the right of pre-emption on the terms and conditions set out in this clause in respect of a sale of the whole or part of the Joint Venture Interest by another Joint Venturer.

(b) Where a Joint Venturer receives a bona fide offer to purchase or farm-in to, or intends to make an offer to sell or farm-out, for a consideration involving payment of cash to the Joint Venture or a Joint Venturer in whatever form and over any period (including immediate cash, deferred cash, royalty, net smelter return, net profit interest and the like, and including payment of Joint Venture Expenditure), the whole or part  of its Joint Venture Interest which it is willing to accept and dispose of or sell or farm-out, the Joint Venturer (Selling Joint Venturer) must promptly send written notice to the other Joint Venturers of the offer to purchase, or farm-in, or sell or farm-out making the same offer to the other Joint Venturers (Offer).

(c) The Offer must:

(i) set out all the details of the offer to purchase, farm-in, sell or farm-out that the Selling Joint Venturer has received, including the identity of the proposed  acquirer  (if  then  known),  to  enable  an  assessment  of  the acquirer's  financial standing including, where applicable, details of the financial standing of the acquirer's  Ultimate Holding Company and any proposed parent company guarantees; and

(ii) attach a copy of all of the Offer documents.

(d) Each other Joint Venturer (Non-Selling Joint Venturer) has the right for a period of 45 days following receipt of an Offer (Option Period) to accept the Offer in full.

(e) To accept the Offer a Non-Selling Joint Venturer which wishes to accept the Offer must give written notice of acceptance to the Selling Joint Venturer during the Option Period.

(f) Where more than one Non-Selling Joint Venturer accept the Offer from the Selling Joint Venturer the accepting Non-Selling Joint Venturers are deemed to have accepted the Offer pro rata  in proportion to their respective Percentage Shares, unJess otherwise mutually agreed between them.

11.4    Selling Joint  Venturer  free to sell or assign. If none of the Non-Selling Joint Venturers accept the Offer then, following the Option Period, the Selling Joint Venturer is free within 6 months from the date of the Offer, and subject to subsequent completion and  delivery of the  required assignment  documentation  specified  in this agreement, to dispose of, sell or farm out its Joint Venture Interest the subject of the Offer to the prospective acquirer at a price and subject to tbe terms and conditions which are no Jess favorable to the Selling Joint Venturer than the price, terms and conditions set out in the Offer.

11.5     Requirements     of assignee.    A sale,  disposal,  farm-in  or farm-out  of part or all of a Joint Venture  Interest  is not effective  unless and until the assignee:

(a) obtains  all relevant  Authorizations;  and

(b)  executes   and  delivers   to  each  Joint   Venturer   a  form  of  assumption   deed approved   by  the  Joint   Venturers   (which   approval   must  not  be  unreasonably withheld)   under  which   the  assignee   agrees   to  assume   the  obligations   of  the assignor   under,  and  be  bound  by  the  terms  and  conditions   of,  this  agreement, including  the obligations   of the assignor  under  any  Cross  Charge  granted  to the assignor  by the other  Joint  Venturers  and  any Deed  of Covenant  entered  into by any  Third  Party  with  the  assignor,   to  the  extent  of  the  Joint  Venture   Interest assigned  or  upon  the Joint  Venture  Interest  being  earned  under  the  terms  of the sale, assignment,  farm-in  or farm-out;

(c) executes  and delivers  to each of the Joint  Venturers  a Cross  Charge  and Deed of Covenant,  to the extent required  under this agreement;  and

(d) receives  from the assignor  an executed  assignment  of the benetit  of any Cross Charge  granted  to  the  assignor   by  the  other  Joint  Venturers   and  any  Deed  of Covenant  entered  into by any Third  Party with the assignor.

11.6     Assignment   on Change   of Control   or less than  Minimum   Interest.

(a) If a Change  of Control  occurs  in respect  of a Joint  Venturer  (Changed  Joint Venturer),  any other Joint Venturer  may, by notice given to all the Joint  Venturers and the Manager,  cause the Changed  Joint  Venturer  to make  a Deemed  Sale Offer to the other Joint  Venturers.

(b)     If  the  Joint   Venture   Interest   of  a  Joint   Venturer   reduces   to  below   the Minimum   Interest,  whether  by sale,  or other  disposition  or dilution  as permitted under  this  agreement,   any  other  Joint  Venturer  may,  by  notice  given  to  all  the Joint  Venturers  and  the  Manager,  cause  that  Joint  Venturer    to make  a Deemed Sale OtTer to the other Joint  Venturers.

(c)   If, within  30 days  after  notice  of the Deemed  Sale  OITer is given,  the Joint Venturers   have  not agreed  on  the Transfer   Price  an  Expert  must  determine   the Transfer  Price.

(d)  On agreement  or determination   of the Transfer  Price, the Deemed  Sale Offer is open  for acceptance   by all  the other  Joint  Venturers   pro rata  in proportion  to their  respective   Percentage   Shares  or such  other  proportions   as  they  may  agree and is irrevocable  for a period of 60 days.

(e)  A Deemed  Sale Offer by a Changed  Joint Venturer  may be accepted  by one or more  of the other  Joint  Venturers.  A Deemed  Sale  Offer  of a less  than  Minimal Interest  must be accepted  by all of the other Joint Venturers.

(f)  Upon a Deemed  Sale Offer being accepted:

(i)  the  transferring   Joint   Venturer   must   sell,   and  the  accepting   Joint Venturers   must  purchase,  the  whole  of  its Joint  Venturer  Interest  on the terms of the Deemed Sale Offer, subject only to obtaining all relevant Authorizations;   and

(ii)  completion   of  the  transfer   of  the  Joint  Venture   Interest   must  occur within   60  days  after   acceptance    at  which   time   the  transferring    Joint Venturer      must     complete      and     deliver     all     required     assignment documentation,     including    a   discharge    of   all   Encumbrances,     to   the accepting  Joint  Venturers  and the accepting  Joint  Venturers  must  pay the Transfer  Price  to the transferring   Joint  Venturer  in immediately   available funds subject  to the relevant  Authorizations   being obtained.

(g)  If the  Deemed   Sale  Offer  made  as a result  of the  Change  of  Control  is not accepted  by any Joint  Venturer  in accordance   with this clause,  the Changed  Joint Venturer   is  not  liable  to  transfer  its Joint  Venturer   Interest   as  a  result  of  such Change  of Control.

(h) If the Deemed  Sale Offer  of a less than Minimal  Interest  is not accepted  by all of  the  other  Joint  Venturers   in accordance   with  this  clause,  the  Joint  Venturer holding  less  than  a  Minimal   Interest   is  not  liable  to  transfer  its  Joint  Venture Interest.

11.7     Joint  Venturer   ceasing  to be a Joint  Venturer.

(a)  If a sale or assignment  of the whole or part of a Joint  Venture  Interest  is made in accordance   with  this agreement   (other  than  an assignment   to a Related  Body Corporate)   the assignor  is released  from  obligations   under  this agreement  arising after  the  sale  or  assignment   to  the  extent  of  the  Joint  Venture   Interest  sold  or assigned,  other than the obligations  of confidentiality   contained  in this agreement.

(b)   If a person  ceases  to be a Joint  Venturer,  that  person  is not  relieved  of any liability  under  this  agreement   which  was incurred  or arose  on or before  the  date when it ceased to be a Joint Venturer,  unless this agreement  otherwise  provides.

SECTION   12.

DEFAULT

12.1    Breach Default Event to be remedied.

(a)  The Manager or any Non-Defaulting Joint Venturer may at any time after a Breach Default Event occurs serve a written notice on the Defaulting Joint Venturer specifying the nature of the Breach Default Event and requiring it to be remedied.  The Defaulting  Joint  Venturer  must then:

(i)  if the Breach  Default  Event  is capable  of being  remedied,  remedy  the default  within  14 days of its receipt  of the notice of default;  or

(ii)   if the Breach  Default  Event  is not remedied  within  14 days or is not capable  of  being  remedied,   pay adequate   monetary  compensation    to  the Non-Defaulting   Joint  Venturers  such payment  to be made  within  7 days of receipt    of   notification    of   the   amount    of   compensation     payable    as determined  under this agreement.

(b)   The Joint  Venturers  must  agree  in writing  the amount  of adequate  monetary compensation   to be paid by the Defaulting  Joint Venturer  under this clause.  If the Joint  Venturers  have not reached  agreement  within  14 days after  the date on which notice of default  is given,  that amount  must  be determined  by an Expert  appointed  under this  agreement,    who   must   make   such  determination    within   30  days  of  his  or  her appointment.

(c)     On   agreement    or  determination    of   the   amount   of  adequate    monetary compensation   under this clause,  that amount,  and any interest  and costs payable  or reimbursable    under  this  agreement,    becomes   Unpaid   Monies   due   under   this agreement.

12.2     Unpaid  Monies  Default  Event  to be remedied.

(a)   If an Unpaid  Monies  Default  Event  occurs,  the Manager  must  promptly  give to the Defaulting  Joint  Venturer  a notice to pay all Unpaid  Monies  within  7 days after the Due  Date (Non-payment  Notice).

(b)  If the Defaulting  Joint  Venturer  fails to comply  with the Non-payment   Notice, the  Manager   must  promptly  give  notice  of  such  failure  to all  of  the  other  Joint Venturers  together  with the amount  of Unpaid  Monies  due  but not paid (Unpaid Monies  Default  Notice).

(c)  Each Joint  Venturer  receiving  an Unpaid  Monies  Default  Notice  has the right (but  not  the  obligation)   after  7  days  from   receipt  of  the  notice  to  pay  to  the Manager  all or part of Unpaid  Monies  referred  to in the  Unpaid  Monies  Default Notice  on behalf  of the Defaulting  Joint  Venturer.  A Joint  Venturer  which  makes a payment  of Unpaid  Monies  on behalf  of the Defaulting  Joint  Venturer  becomes a Paying Joint Venturer.

(d)   All  monies  paid  by the  Manager  or a Paying  Joint  Venturer  on behalf  of a Defaulting  Joint  Venturer  to remedy an Unpaid  Monies  Default  Event  constitute  a debt   due  by  the  Defaulting   Joint   Venturer   and  are  included   in  indebtedness secured  under  the Cross  Charge  granted  by the  Defaulting  Joint  Venturer  to the Manager  or the Paying Joint  Venturer,  as applicable.  The  rights  of the Manager  or a Paying  Joint  Venturer  against  a Defaulting  Joint Venturer   under  this  sub-clause   are  in addition  to  any  other  rights  or  remedies available  to them.

(e)   Upon  payment  of all Unpaid  Monies  including  all interest  and costs payable or reimbursable   in respect  of the  Default  Event,  the  Defaulting  Joint  Venturer  is released  from liability  to pay the Called  Sum on which  it defaulted,  but otherwise remains   liable   to  indemnify   each   other   Joint   Venturer   and   the  Manager   as provided  in this agreement.

12.3      Interest   and  costs.

(a)   Interest  is payable  on all Unpaid  Monies  not paid on or before  the Due Date, from  but excluding   the  Due  Date  up to  and  including   the date  upon  which  the moneys  are paid.

(b)  All interest  paid on Unpaid  Monies  by the Manager,  a Paying  Joint  Venturer or  a  Non-Defaulting    Joint   Venturer   directly   attributable    to  a  Default   Event become  Unpaid  Monies  due  for payment  by the Defaulting  Joint  Venturer  to the payer on demand.

(c)   A Defaulting  Joint  Venturer  must  payor   reimburse   all reasonable  costs  and expenses  (including   legal costs  and expenses  on a full  indemnity  basis)  incurred by  the  Manager,   a  Paying  Joint   Venturer   or  a  Non-Defaulting    Joint   Venturer consequent  upon, or which are directly  attributable  to remedying,  a Default  Event. All  reasonable   costs   and  expenses   so  paid  become   Unpaid   Monies   due  for payment  by the Defaulting  Joint Venturer  to the payer on demand.

(d)  If the Manager  or one or more Paying Joint Venturer  pays Unpaid  Monies  on behalf  of the Defaulting  Joint  Venturer,  interest  at the Agreed  Interest  Rate  must be  credited   in the  Joint  Venture   Accounts   to  the  Manager   or  the  Paying  Joint Venturers   pro  rata  in proportion   to  their  respective   Percentage   Shares,  and  the Defaulting   Joint  Venturer  must  pay to the Manager  on demand  the aggregate  of the sums so credited.

12.4      Period   of  Unpaid   Monies   Default.   An  Unpaid Monies Default Event must not be treated as having been remedied for the purposes of this agreement until:

(a)   the  Defaulting Joint Venturer has paid, or caused to be paid, all  Unpaid Monies due to the Manager, the Paying Joint Venturers or the Non- Defaulting Joint Venturers (as the case may be); or

(b)  the whole of the Defaulting Joint Venturer's Joint Venture Interest is acquired pursuant to this agreement by a Non-Defaulting Joint Venturer or a Third Party.

12.5    Buy-Out Election following an Unpaid Monies Default Event.

(a) If an Unpaid Monies Default Event is not remedied within 14 days from the  Due  Date,  anyone    or  more  Non-Defaulting   Joint  Venturers   may  (but  are  not obliged  to) give notice to the other Joint  Venturers  (including  the Defaulting  Joint Venturer)   and  the  Manager   stating  that  it wishes,  or  they  wish,  to  acquire  the whole  (but  not  part)  of  the  Defaulting   Joint  Venturer's    Joint  Venture   Interest pursuant to this agreement  (Buy-Out  Election).

(b) Where  more than  one Non-Defaulting   Joint  Venturer  wishes  to enforce  a Buy Out Election,  those  Non-Defaulting   Joint  Venturers  must  do so, unless  otherwise mutually   agreed  between   them,  severally   in  the  proportion   to  their  respective Percentage  Shares.

(c) Where a Buy Out Election  has been made,  the Non-Defaulting   Joint  Venturers may not enforce  their  Cross  Charges  unless  the Defaulting  Joint  Venturer  suffers an Insolvency  Event.

12.6     Preservation   of other rights.   Nothing  in this agreement  affects  the right of a party to:

(a)  subject  to observance  of the Dispute  resolution  provisions  of this  agreement, commence  litigation  in respect of a Default Event;  or

(b)  exercise   any  other   rights   or  remedies   available   to  the   party   under   this agreement  or at law or in equity.

SECTION   13.

ENFORCEMENT OF  BUY-OUT  ELECTION

13.1      Effect   of Buy-Out   Election.   Upon  a Buy-Out  Election   being  made,  the Non-Defaulting   Joint   Venturers   which  have  agreed  or  elected   to  pursue  the  Buy-Out Election   (Enforcing   Joint  Venturers)   must,  within  28  days  from  the  Buy-Out  Election coming  into effect,  subject  to the agreement  or determination   and  acceptance   of the fair market  value  and the date for completion  (Completion   Date),  acquire  the whole  (but  not part)  of  the  Defaulting   Joint   Venturer's    Joint   Venture   Interest,   provided   that   if  the relevant   Unpaid   Monies   Default   Event   is  remedied   in  full  in  accordance    with  this agreement   before   the  Completion    Date,  the  Buy-Out   Election   under   this  agreement lapses.

13.2     Determination    of fair  market   value  and  Completion   Date.

(a)  The  Defaulting   Joint  Venturer   and  the  Enforcing   Joint  Venturers   must  use their  best  endeavors   to  agree  on  the  fair  market  value  of  the  Defaulting   Joint Venturer's   Joint Venture  Interest  as at the date of the relevant  Default  Event,  and the Completion  Date.

(b) If the parties cannot agree on the fair market value and the Completion Date within 14 days of the Buy-Out Election coming into effect, then:

(i)  those  matters  may  be  determined   by an  Expert  appointed   under  this agreement,     who    must    make    a   determination     within    30   days    of appointment;

(ii)  the  Expert  may  determine   that  the  Defaulting   Joint  Venturer's   Joint Venture  Interest  has nil or a negative  value; and

(iii)  no  payment   is  due  if  the  amount  of  consideration    payable   to  the Defaulting  Joint  Venturer  is determined  to be negative.

(c)  Upon the fair market  value  and the Completion   Date  being determined   by the expert,  cach Enforcing  Joint  Venturer  must within  7 days of receiving  the expert's determination   advise  the Defaulting  Joint  Venturer  whether  it accepts  or rejects the  expert's   determination   and  whether  or  not  it agrees  to  pay  the  fair  market value of the Defaulting  Joint  Venturer's   Joint  Venture  Interest  on the Completion Date as determined  by the expert.

(d) Where  more  than  one Enforcing  Joint  Venturer  agrees  to pay the  fair market value for the Defaulting  Joint Venturer's   Joint  Venture  Interest on the Completion Date as agreed  or determined  by the expert,  the Enforcing  Joint Venturers  must do so,  unless  otherwise   mutuaJly  agreed  between   them,  severally   in  proportion   to their respective  Percentage  Shares.

(e)  If  no  Enforcing   Joint  Venturer   agrees  to  pay  the  fair  market  value  for  the Defaulting   Joint   Venturer's   Joint   Venture   lnterest   on  the  Completion   Date  as agreed   or  determined   by  the  expert,   anyone     or  more  of  the  Enforcing   Joint Venturers  may enforce  the Cross Charge.

13.3     Consequence    of Buy-Out   Election.    On the agreement,  or determination and acceptance,   of the fair market  value  of the Defaulting  Joint  Venturer's   Joint  Venture Interest  and  the  Completion   Date,  the  Defaulting  Joint  Venturer   must  on  or before  the Completion  Date:

(a) transfer  the whole of its Joint  Venture Interest  to the Enforcing  Joint  Venturers by executing  and delivering  all deeds  and documents  necessary  for, and complete (and register,  if required  by the law of the Nominated  State),  the assignment  of its Joint  Venture  Interest  to the Enforcing  Joint Venturers;  and

(b)  pay all stamp  duty  and  other  transfer  costs  which  become  payable  upon  the Enforcing  Joint  Venturers  acquiring   its Joint  Venture  Interest,  and,  in exchange for the assignment   and transfer  of the Joint  Venture  lnterest,  the Enforcing  Joint Venturers  must severally  in proportion  to their  respective  Percentage  Shares,  or in such other proportions  they agree:

(c)  cure  any  relevant  Default   Event  of  the  Defaulting   Joint  Venturer   which  is capable  of being cured;

(d)  assume  all  future  obligations   and  liabilities   in  respect  of  the  whole  of  the Defaulting  Joint  Venturer's  Joint  Venture  Interest;

(e) pay the amount  of consideration   to the Defaulting  Joint  Venturer  being the fair market  value  agreed  or  determined   and  accepted   for the  Joint  Venture  Interest being acquired  by the Enforcing  Joint Venturers  less:

(i)  all  amounts  due  from  the  Defaulting   Joint  Venturer   to  any  party  or Third Party under or pursuant  to this agreement;

(ii)   all   amounts   paid   by  the   Non-Defaulting    Joint   Venturers   or  the Manager   to  cure   any  relevant   Default   Event   of  the  Defaulting   Joint Venturer,  including  interest  and costs payable  under this agreement;  and

(iii)  the  amount  of all  liability  of  the  Defaulting  Joint  Venturer  to  meet existing   Rehabilitation    Obligations    and   Mine   Closure   Obligations    as determined  by the Manager  as at the date of payment.

(f) pay any amounts  deducted  by them  from the  fair market  value  for payment  to any  party  or  Third  Party,  to  that  party  or  Third  Party  as  soon  as  reasonably possible;  and

(g)  release   the  Defaulting   Joint  Venturer   from  aJl  claims   the  Enforcing   Joint Venturers   have  against   the  Defaulting   Joint   Venturer   in  connection    with  the relevant  Default  Event.

13.4     Release   of   Defaulting    Joint    Venturer.        Upon    completion     (and registration,   if required)  of the assignment   of its Joint  Venture  Interest  to the Enforcing Joint  Venturers,  including  the payment  of all transfer  costs, the Defaulting  Joint  Venturer is  released   from  its  obligations   under  this  agreement   arising   after  completion   of  the assignment,  other than the obligations  of confidentiality  set out in this agreement.

13.5      Attorney.  For  so  long as  it is in default,  each  Defaulting  Joint  Venturer irrevocably   appoints   the  Enforcing   Joint  Venturers  jointly   and  severally   as  its  lawful attorney  to act for it in its name  or otherwise  as the Manager  (acting  reasonably)   deems fit for the purposes  of:

(a)  doing  all such  acts  and  executing  all such   documents   as  may appear  to the Enforcing   Joint  Venturers   (acting   reasonably)   to  be  necessary   or  desirable   to comply  with the obligations  and, to the extent  necessary  to perform obligations,  to exercise  the rights of the Defaulting  Joint  Venturer  under this agreement;  and

(b)  with  the  agreement   of  all  other  Non-Defaulting    Joint   Venturers   (if  any), terminating    the  Joint   Venture   and  doing   all   things   reasonably    necessary   or desirable    for   completion    and   winding   up  of   Joint   Venture   Activities    The Defaulting  Joint  Venturer  is bound by all acts of the Enforcing  Joint  Venturers  as attorney  pursuant  to this clause.

SECTION  14.

TERM,   SUSPENSION    AND TERMINATION     OF  JOINT   VENTURE

14.1     Term    of  agreement.     This  agreement   commences   on  the  date  of  this agreement   and continues   until  the earliest  to OCCUI   of any of the fol1owing Termination Events:

(a)  all Non-Defaulting Joint Venturers (for themselves and as attorney for each Defaulting Joint Venturer) agree in writing to terminate the Joint Venture;

(b)   the Management Committee determines unanimously that aU economically recoverable reserves of Products in the Mining Area have been recovered;

(c)    the  Management  Committee determines  unanimously that  Joint  Venture Activities should cease due to a failure to obtain approval under the Act for any required proposals for the extension of Mining into any undeveloped deposits within the Mining Area upon terms and conditions acceptable to all the Joint Venturers; or

(d)  the Joint Venturers cease to hold any interest in any Tenement and further until completion of the winding up of aJl Joint Venture Activities.

14.2    Suspension of Joint Venture  Activities or Mine Closure.

(a) The Manager may, at any time subsequent to 12 months from the Commencement Date, submit to the Management Committee a Proposed Program and Budget for the temporary suspension or permanent Mine Closure of all or any part of Joint Venture Activities.

(b) The Manager must implement any Approved Program and Budget for the suspension of Joint Venture Activities or Mine Closure, together with any other directions that the Management Committee may give to the Manager in respect of that Approved Program and Budget.

(c) If Joint Venture Activities are suspended under an Approved Program and Budget, then the Management Committee may at any subsequent time direct that those Joint Venture Activities resume.

14.3    Winding up of Joint Venture.

(a)  Immediately following the occurrence of a Termination Event, the Manager must commence winding up Joint Venture Activities including:

(i) arranging for an evaluation of the Shutdown Costs as at the date of the termination  of  the  Joint  Venture" including the  cost  of  satisfying  the Rehabilitation Obligations and the Mine Closure Obligations;

(ii) taking such steps to dispose of Joint Venture Property as it is directed to take by the Management   Committee;

(iii)    satisfying     all    Rehabilitation      Obligations     and    Mine    Closure Obligations;

(iv)  to the  extent  reasonably  possible,  meeting  the  Shutdown  Costs  from the proceeds  of realization  of Joint  Venture  Property;

(v)   after    paying   the   Shutdown    Costs   distributing    any   net   amount remaining   from  the  proceeds   of  realization   of  Joint   Venture   Property among   the  Joint   Venturers   pro  rata   in  proportion   to  their  respective Percentage  Shares; and

(vi)  requiring  payment  of a Called  Sum  from each  Joint  Venturer  to the extent   that  the  proceeds   of  realization   of  Joint   Venture   Property   are insufficient  to meet the Shutdown  Costs.

(b)   If a Joint  Venturer  fails to pay any Called  Sum  to meet the Shutdown  Costs, the  Non-Defaulting   Joint  Venturers   are obliged,  severally   in proportion   to their respective  Percentage   Shares,  to contribute  any amount  unpaid  by the Defaulting Joint  Venturer  and  the  Defaulting   Joint  Venturer   is  liable  to  repay  all  amounts paid by the Non-Defaulting   Joint  Venturers,  together  with  interest  payable  under this agreement.  The amount  paid by the Non- Defaulting  Joint  Venturers  is a debt payable  by the  Defaulting  Joint  Venturers  to the Non-Defaulting   Joint  Venturers on demand.

14.4     Certain   obligations   continue   beyond   termination.    Upon  termination   of this  agreement   for any  reason,  all  rights  and  obligations   of the Joint  Venturers  to each other  in their capacity  as Joint  Venturers  cease, other than:

(a) the obligations  of confidentiality   set out in this agreement;  and

(b)  the  obligation   to  pay  any  actual   or  contingent   liabilities   relating   to  Joint Venture  Activities,  including  the cost  of all  Rehabilitation   Obligations   and  Mine Closure  Obligations  and any severance,  sickness  and other employee  benefit  costs incurred   or  imposed   in  connection   with  Joint  Venture   Activities,   or  otherwise arising   from  this  agreement,   that  have  not  been  discharged   as  at  the  date  of termination.

14.5     Extension    of  term.     The  Joint  Venturers   may at  any  time  consult  with each  other  for the purpose  of determining  whether  the term of this agreement   should  be extended  beyond the period  it would  otherwise  expire.  A failure  by any Joint  Venturer  to agree to such extension  may not be referred  to any dispute  resolution  procedure.

SECTION  15.

CONFIDENTIALITY

15.1     Agreement    is confidential.    The  terms  and  conditions   of this  agreement and  all  information   flowing  to any  Joint  Venturer  from  Joint  Venture  Activities, or  in relation  to Joint  Venture  Activities,  other  than  information   which  is already  within  the public  domain   independently   of any  breach  by a  party  of this  agreement   (Confidential Information),   are confidential.

15.2     No   disclosure     except    as    permitted.      Except    as   permitted    by   this agreement,  each Joint  Venturer  and the Manager  undertakes  that  it will keep confidential all  Confidential   Information   received  by  it and  that  neither   it  nor  its employees   will, without   the  consent   of  each  of  the  other  Joint   Venturers,   disclose   any  Confidential Information  to any Third  Party.

15.3      Permitted     disclosure.     A   Joint    Venturer    may   disclose    Confidential Information

(a)  to the professional  advisers  or agents of that Joint  Venturer;

(b)  to a Related  Body Corporate  ofthat   Joint  Venturer;

(c)   as  required  by Law  or by any  competent   Authority,   whether  the obligation arises as a consequence  of the act of the Joint Venturer  or otherwise;

(d)  to any stock exchange  pursuant  to Listing Rules which  require  disclosure;

(e)      where   reasonably    necessary    for   the   purposes    of   any   arbitration    or administrative   or legal proceedings  involving  only the Joint Venturers;  or

(f)  to a Third  Party,  and  its advisers,  bona  fide tendering  for or  negotiating   the purchase  of all or part oftbe   interest  of that Joint Venturer  in the Joint  Venture  or for the provision  of finance  to that Joint  Venturer  but only if the Third  Party  and its advisers  first  covenant  in writing  to the disclosing  Joint  Venturer  to preserve confidentiality   of information  disclosed  in the same terms as this clause.  A Joint  Venturer  making  a permitted  disclosure   under  this clause  must  take  all reasonable   steps  to  ensure  that  the  person  to  whom  disclosure   is  made  keeps confidential  all Confidential   Information  disclosed.

15.4     Confidential lnformation disclosed  only as necessary.

(a)  Each Joint  Venturer  and the Manager  must take all steps reasonably  necessary to ensure  that the Confidential   Information  obtained  is disclosed  to and known  by only  those  persons  who  need  to  acquire  that  knowledge   in the  course  of  their duties.

(b)    Each  Joint   Venturer,   but  not  the  Manager,   may  use  for  its  own  internal purposes   not  related   to  Joint   Venture   Activities   any  geological,   geophysical, geochemical,   metallurgical  or operational  concept,  model  or principle  of any kind, even if derived  from the Confidential  Information.

15.5     Publicity   and  disclosure.

(a)  Except  for an announcement   or other disclosure  required  by Law or permitted by  this  agreement,   no  public  announcement    naming  a  Joint  Venturer   or  other public  disclosure   may  be  made   in relation  to Joint  Venture  Activities   or  Joint Venture  Property   unless  the  text  of  the  announcement   or  disclosure   has  been approved  by the other Joint  Venturers.

(b)   To the extent  that  an announcement   or other  disclosure   is required  by Law, the  Joint   Venturers   must   use  all  reasonable   endeavors   to  agree,   as  soon  as reasonably  practicable,  the wording  of such announcement   or disclosure  before  it is made.

15.6     Obligations     exist   beyond   termination.     The  obligations   in  relation   to Confidential   Information   imposed  by this  agreement   continue   until  all  the  Confidential Information   ceases  to be confidential   despite  the  termination   of this  agreement   for any reason.

SECTION  16.

DISPUTE RESOLUTION

16.1     Limitation     on   proceedings.     The   parties   agree   that   it  is  a  condition precedent  to the commencement   of any  litigation  proceedings  by a party  in respect  of a dispute  under, or in relation  to, this agreement  (Dispute)  that the party has complied  fully with  the agreed  process  for resolving  a Dispute  (Dispute  Resolution  Process)  under  this clause   (regardless   of  the  level  or  levels  on  which   the  Dispute   has  previously   been considered)  except:

(a) where  the Dispute  concerns  the non-payment   of monies  due,  the quantum  of which is certain;  or

(b) if the party seeks urgent interlocutory,   injunctive  or declaratory  relief; or

(c)  if the other  party has failed to observe  the requirements   of this clause  and the party seeks  to enforce  compliance   with the Dispute  Resolution   Process  in respect of the Dispute.

16.2     Dispute  Resolution   Process.

(a)  Where  a Dispute  arises  between  the  parties,  a  party  may  give  notice  to the other  parties   initiating   a  Dispute   Resolution   Process   in  respect  of  the  Dispute (Dispute  Notice)  which Dispute  Notice  must:

(i) state that the notice  is given under this subclause;

(ii) describe  the nature of the Dispute;  and

(iii)  nominate  a representative   of the party  who  is authorized   to negotiate and settle  the Dispute  on the party's  behalf.

(b) Each other  party must withi n 7 days after receipt  of a Dispute  Notice  nominate in writing  to the  other  parties  a representative   authorized   to negotiate  and  settle the Dispute  on its behalf

(c)  The   parties'    representatives    must  negotiate   in  good   faith  with  a  view   to resolving  the Dispute  within  21 days  after  the receipt  of the Dispute  Notice,  (or such  longer  period  as those  representatives   agree),  failing which  the Dispute  must be immediately  referred  to the Chief Executive  Officers  of the parties.

(d)  The  Chief  Executive   Officers   must  negotiate   in good  faith  with  a  view  to resolving  the  Dispute  within  14 days  of  the  Dispute  being  referred  to them  (or such  longer  period   as  the  Chief  Executive   Officers   agree)   failing   which,   the Dispute   may  be  immediately   referred   by  any  party  by  notice   to  mediation   or Expert determination   under this agreement.

16.3     Mediation.   Mediation  of a Dispute  must:

(a)  be conducted   in the Nominated   State  by the person  or body  agreed  to by the parties  or, failing agreement  within  35 days after receipt  of the Dispute  Notice,  as nominated    by  the   President   for  the  time   being   of  the  Law   Society   of  the Nominated   State on request  by either  party;

(b) be conducted  in accordance  with such rules as may be agreed  by the parties  or, failing   agreement    within   35   days   after   receipt   of   the   Dispute   Notice,    in accordance   with the  rules nominated   by the person  or body agreed  or nominated to conduct  the mediation;

(c) be at the cost and expense  of the parties  equally  (except  that each  party  must pay  its own  advisers,  consultants   and  legal  fees and expenses)   unless  the parties otherwise  agree; and

(d)  ifnot  earlier  resolved,  be continued  for a period expiring  on the date being  14 days after  the nomination  of the mediator  (or such other period  as the parties  may agree)   after   which   any  party   may   at  any   time   after   that   date   seek   Expert determination     in   accordance    with   this   agreement    or   commence     litigation proceedings  in respect  of the Dispute.

16.4    Dispute Resolution  Process  Dot to interrupt   Joint  Venture  Activities. The  parties   must  ensure  that  neither  the  commencement    nor  conduct   of  any  Dispute Resolution  Process,  including  mediation  or Expert  determination,   causes  any interruption to  Joint   Venture   Activities   or  to  the  performance   by  the  parties   of  their  respective obligations   under  this  agreement,   nor  will  it affect  any  of  the  time  limits  fixed  in this agreement   unless   the  performance   of  Joint   Venture   Activities   or  a  party  under  this agreement  is materially  affected  by the submission  of the matter  in dispute  to arbitration, litigation  or by the result of the litigation  or arbitration.

16.5     Clause    does   not   apply    to  matters    where    consent    required.     If this agreement refers to the parties reaching agreement on a matter or the consent of any party being given then, except where this agreement requires that consent or agreement is not to be unreasonably withheld, the Dispute Resolution Process cannot be used to resolve a dispute between the parties in relation to the reaching of that agreement or the giving of that consent.

SECTION  17.

EXPERT  DETERMINATION

17.1    Expert  determination.   Where a matter is permitted or required by this agreement to be determined by an Expert or if the parties otherwise agree, any party may refer the matter to the expert determination of an Expert and the following provisions apply:

(a) subject to any other determination by the Expert, the costs of obtaining the determination must be at the cost and expense of the parties equally (except that each party must pay its own advisers, consultants and legal fees and expenses) unless the parties otherwise agree;

(b) the Expert determination must be conducted by a person or body agreed to by the parties or, failing agreement within l4 days after a party proposes a person or body, by the person or body nominated by the Institute of Arbitrators & Mediators Mexico; and

(c) in making a determination:

(i) the Expert must act in that capacity and not as an arbitrator;

(ii)  the  Expert's  finding  is  final and  binding  upon  the  parties  In the absence of manifest error;

(iii) the Expert must determine which party or parties should bear the costs of any such determination and in what proportion. In making this decision, the Expert must consider the degree to which he or she considers such party was unreasonable in failing to agree to the matter; and

(iv) the Expert may employ consultants to assist the Expert to carry out his or her duties.

SECTION  18.

 FORCE  MAJEURE

18.1    Meaning  of force majure.  Where The term "Force  Majeure"  as used in this agreement means any cause which is not reasonably within the control of the Joint Venturer or the Manager claiming relief by reason of Force Majeure, which cause may include:

(a) an act of God;

(b) strike,  lockout,  stoppage,  ban or other types of labour  difficulty  whether  at the Mining  Area, railway or port or otherwise;

(c) war  (whether  declared  or undeclared),   blockade,  act of the  public  enemy,  act of terrorism,  revolution,  insurrection,  riot or civil commotion;

(d) earthquake,   lightning,  fire, flood, storm, cyclone,  explosion  or epidemic;

(e) embargoes  or restraint  by an Authority  (including  heritage  related  restraints);

(f) unavailability   of equipment   or transport,  or inability  to access  the Tenements or  any   relevant   portion   of  them;   and  any  other   cause   whether   of  the  kind specifically   listed  above  or otherwise  which  is not  reasonably  within  the control of the Joint  Venturer  or Manager  claiming  Force Majeure.

18.2     Relief.   If,  as  a  direct   result  of  Force  Majeure,   a Joint  Venturer   or  the Manager   becomes   unable,  wholly  or  in  part,  to  perform  an  obligation   (other  than  an obligation  to pay money)  under this agreement:

(a) that Joint  Venturer  or the Manager  may give  the other  Joint  Venturers  notice of the  Force  Majeure  with reasonably  full particulars  and,  insofar  as is known  to it,  the  probable  extent  to which  it   will  be  unable  to perform,  or  be delayed   in performing  its obligation;

(b) on  giving  the  notice  of the  Force  Majeure,  that  obligation   is suspended   but only to the extent  that and for so long as it is affected  by the Force Majeure;

(c)  the  Joint   Venturer   or  Manager   affected   by  Force   Majeure   must   use  all reasonable   diligence   to overcome   or remove  the  effect  of the  Force  Majeure  as quickly  as possible;

(d) if the Force Majeure  cannot  be removed,  overcome  or abated  to an extent  that allows  resumption   of performance   within  6 months  (or such  other  period  as the Joint  Venturers  agree)  from  the date  the Joint  Venturers  first became  so affected, the Joint  Venturers  must consider  and determine  whether  this agreement   must  be modified  or terminated;  and

(e)  notwithstanding   the Force  Majeure,  the Joint  Venturers  must  continue  to  pay the Manager  such monies  as are necessary  to maintain  the Joint  Venture  Property in good condition.

18.3     Labor     disputes.     The   obligation    to   use   all   reasonable    diligence    to overcome  or remove  the effect  of the  Force  Majeure  does  not require  the affected  Joint Venturer  or Manager  to:

(a) settle any strike,  or other labor dispute;   or

(b)   contest   the   validity   or  enforceability    of  any   law,   regulation    or   legally enforceable  order by way of legal proceedings.

18.4     Resumption.      The   affected   Joint   Venturer   or   Manager   must   resume performance  of its obligations  as soon as, and to the extent that, it is no longer affected  by the Force Majeure.

SECTION  19.

NOTICES

19.1    Form   of Notice.  Unless  expressly  stated  otherwise  in this agreement,  any notice,  certificate,  consent,  approval,  waiver  or other  communication   in connection   with this agreement  (Notice)  must  be in writing or given  by electronic  transmission,   signed  by the sender  (if an  individual)  or an Authorized  Officer  of the sender  and  marked  for the attention   of  the  person   identified   in  the  Particulars   or,  if  the  recipient   has  notified otherwise,  then marked  for attention  in the last way notified.

19.2     When  Notices  are  taken  to have  been given  and  received.

(a)  A Notice  is regarded  as given and received:

(i) if delivered  by hand, when left at the address  given  in the Particulars;

(ii) ifsent  by pre-paid  post, on the 3rd day following  the date of postage;

(iii)  if given  by fax, on production  of a transmission   report  by the  machine  from which  the  fax was sent which  indicates  that the  fax was sent in its entirety  to the recipient's   fax number,  unless  the recipient  informs  the sender  that the Notice  is illegible  or incomplete  within 4 hours of it being transmitted;  and

(iv)  if  sent  by  email,   at  the  time  shown   in  the  delivery   confirmation    report generated  by the sender's   email  system  which  indicates  that the email  was sent to the recipient's  email  address.

(b)  A Notice  delivered  or received  other than on a day on which  trading  banks  are open  for  business   in the  capital  city  of  the  Nominated   State  (Business   Day)  or after 5.00pm  (recipient's   time)  is regarded  as received  at 9.00am  on the following Business  Day. A Notice  delivered  or received  before  9.00am  (recipient's   time)  is regarded  as received  at 9.00am.

SECTION 20.

ANCILLARY  PROVISIONS

20.1     Entire   agreement     This  agreement   contains  everything   the  parties  have agreed   and  overrides   and  supersedes   all  earlier   agreements    in  relation   to  the  Joint Venture.

20.2      Enurement.    The provisions  of this agreement  enure for the benefit  of and are binding  on each party and their respective  successors  and permitted  assigns.

20.3      No third   party   reliance   or  inducement.    Each  party warrants  and agrees that  when  entering   into  this  agreement    it  relied   exclusively   on  the  terms   expressly contained  in this agreement  and on:

(a) its own inspections,  investigations,  skill and judgment;  and

(b)  opinions   and  advice  obtained   by  it    and  did  not  rely  on  any  statements, inducements,    undertakings,   representations    or  advice   given  or  made,   whether orally   or  in  writing,   by  or  on  behalf   of  any  other   party,   including   without limitation  by any officer,  employee  or agent of any party.

20.4      Amendment.    No modification,   variation  or amendment  of this agreement is of any force unless  it is in writing and has been signed by each of the parties.

20.5      Severability.     If  any   provision   of   this   agreement    is  void,   illegal   or unenforceable,   it may be severed  without  affecting  the enforceability   of other  provisions in this agreement.

20.6      Waiver.    A  waiver  of  any  right,  power  or  remedy  under  this  agreement must be in writing  signed by the party granting  it. A waiver  is only effective  in relation  to the particular  right,  power  or remedy  in respect  of which  it is given. It is not to be taken as an implied  waiver  of any other  right, power  or remedy  or as an implied  waiver  of that right, power  or remedy in relation  to any other  occasion.

20.7      Applicable   law.

(a)  This agreement   is governed  by and must be construed  in accordance   with the laws of the Nominated  State.

(b)  The parties  submit  irrevocably  to the non-exclusive  jurisdiction   of the Courts of  the  Nominated   State  and  all  Courts  competent   to  hear  appeals   from  those Courts.

20.8      Fees  and  charges.

(a) Each  party must bear its own costs for the preparation,  execution,  delivery  and performance  of this agreement.

(b) Unless  otherwise  agreed,  all stamp duties and registration  fees paid relating  to the  registration   and  performance   of this  agreement,   and  of  all  other  documents arising  out of this agreement,  are Joint Venture Expenditure.

20.9      Counterparts.       This   agreement    may   be   executed    in   any   number   of counterparts   and by different  parties  in separate  counterparts.   Each  counterpart   when  so executed   is  deemed  an  original  but  all  of  which  together  constitute   one  and  the  same instrument.

{REMAINDER OF PAGE INTENTIONAllY  LEFT BLANK}

IN WITNESS  WHEREOF,  the parties  hereto  have executed  this agreement  on the date first above written.

CANAAN:

BY CANAAN  MINING  CO., LTD

/s/ Jamison Wong
---------------------~------------------------
and acting  by Jamison  Wong

GEOTECH

BY GEO JS  TECH  GROUP

/s/ Jimmy Yee
---------------------~------------------------
and acting by Jummy Yee

LIUS

/s/ Luis Adolfo Barbosa Cordova
---------------------~------------------------
By Luis Adolfo  Barbosa  Cordova

  MODIIFICATION   AGREEMENT  FOR JOINT  VENTURE

CANAAN MINING  CO., LTD. Represented by:
Mr. Jamison K. Wong, Authorized Representative

And

GEO JS TECH GROUP (Geotech) Represented by:
Mr. Jimmy Vee, Chief Financial Officer

And

LUIS ADOLFO BARBOSA CORDOVA

have had discussions about a proposed joint venture for development and production of the iron ore mine lmo (San Simon) in Baja California, Mexico, and have agreed on the following points at the end of their discussions held during the meeting on July 19, 20 II:

1. Luis and Geotech will continue their existing Contract of Mercantile Association in Participation.

2. Luis, Geotech, and Canaan Mining will form a joint venture company with an agreed paid-up capital.

3. Canaan Mining or an affiliate company, shall participate in the new joint venture by contributing no less than $3.5M USD but no more than $5M USD in the form of equipment or working capital.

4. Luis, shall participate in the new joint venture by contributing the mineral rights / concession to Imo (San Simon). Luis represents that there are 23MM tons of measured reserves on the concession.

5. Geotech, shall participate in the new joint venture by providing mining services as described in a Mining Service Agreement. The services shall include the complete documentation required to ensure commercial production of the iron sands, including technical data, technology, engineering, design, and layout of the mine. These mining services will be provided at cost and are currently estimated to be - $60 USD per ton.

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6. Canaan Mining shall own 50% and Geotech own 50% of the equity in the joint venture. Luis will receive lump sum of $200,000 USD for given up 33.33% of the equity in the joint venture. Geotech and Cannan Mining shall responsible $100,000 each for this consideration. Luis Adolfo Barbosa Cardova will be compensating with $12.00 royalty for each MTS delivery to China or any place in the world from EI Sara Mine (IMO).

7. Geotech will help the joint venture in the selection of the machinery required and the materials to be used in production.

8. If Geotech decides to withdraw its service participation or cannot perform its obligations under the Mining Service Agreement, Geotech's equity shares of the joint venture shall be offered to Canaan Mining or its affiJiates at a rate to be fixed by the auditors of the joint venture company.

9. Luis, Geotech, and Canaan Mining, or its affiliates, affirm that they shall implement the project in good faith and shall take all necessary steps to see the project through expeditiously. They shall not negotiate with any other parties for a similar project, and the negotiations in progress, if any, shall be terminated forthwith.

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This Modification of Joint Venture shall be valid up as of July 19, 2011, and ALL parties hereto shall be binding thereafter from their obligations herein written.

FOR

CANAAN MINING CO, LTD.

/s/ Jamison Wong
----------------------------------------------

JAMISON WONG

FOR

LUIS ADOLFO BARBOSA CORDOVA

/s/ Luis Adolfo Barbosa Cordova
----------------------------------------------
LUIS ADOLFO BARBOSA CORDOVA

FOR

GEO JS TECH GROUP

/s/ Jimmy Yee
----------------------------------------------
Jimmy Yee

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